                                                                     Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

     STOCK  PURCHASE  AGREEMENT  (this "Agreement"), is dated as of November 24,
                                        ---------
1999, between and among Pacific Realty Group, Inc., a Nevada corporation ("Stockholder"), Pacific USA Holdings Corp., a Texas corporation ("Pacific
      -------                                                            -------
USA"),  Technical  Olympic  USA, Inc., a Delaware corporation ("Buyer") which is
                                                                -----
indirectly  owned by Technical Olympic S.A. ("T.O. Greece"), a Greek corporation
                                              -----------
which  indirectly  owns  all  the  outstanding  capital  shares  of  Buyer.

     WHEREAS, Stockholder is the owner of 9,200,000 of the outstanding shares (the "Stockholder Shares") of common stock, par value $.01 per share ("Company
       -------------------                                               -------
Common  Stock")  of  Newmark  Homes Corp., a Nevada corporation (the "Company"),
 ------------                                                         -------
representing  80%  of the issued and outstanding shares of Company Common Stock;

     WHEREAS, subject to all the terms and conditions of this Agreement, Stockholder has agreed to sell the Stockholder Shares to Buyer, and Buyer has agreed to purchase the Stockholder Shares (the "Stock Purchase") in exchange for
                                                --------------
the consideration set forth in this Agreement such that, immediately following the Closing, (i) Buyer shall hold 9,200,000 shares of Company Common Stock, representing 80% of the issued and outstanding shares of Company Common Stock,
(ii) 2,300,000 shares of Company Common Stock shall remain outstanding and held by other stockholders of the Company and (iii) there shall be 18,500,000 authorized and unissued shares of Company Common Stock and 3,000,000 authorized and unissued shares of Company Preferred Stock (as hereinafter defined); and

     WHEREAS, T.O. Greece as indirect parent of Buyer desires to induce Stockholder and Pacific USA to enter into this Agreement by guaranteeing the duties and obligations of Buyer hereunder; and

     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Stock Purchase, and also to prescribe various conditions to such transactions.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, intending to be legally bound herein, Pacific USA, Stockholder and Buyer agree as follows:

                             ARTICLE  I

                            DEFINITIONS

     As  used  in  this  Agreement:

          "Affiliate",  as applied to any  person,  shall mean any other  person
           ---------
     directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.


          "Affiliated  Group" means any  affiliated  group within the meaning of
           -----------------
     Code 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

          "Agreement"  is  defined  in  the  introductory  paragraph  of  this
           ---------
     Agreement.

          "ASE"  means  the  Athens  Stock  Exchange.
           ---

          "Business  Day" means any day other  than a day on which  banks in the
           -------------
     State of Texas are authorized to close or the national securities exchanges in the United States are closed.

          "Buyer"  is  defined  in the introductory paragraph of this Agreement.
           -----

          "Buyer  Disclosure Letter" is defined in the introductory paragraph of
           ------------------------
     Article  V.

          "Capital Stock"  means  common  stock,  preferred  stock,  partnership
           -------------
     interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

          "Closing"  and  "Closing  Date"  are  defined  in  Section  2.3.
           -------         -------------

          "Code"  means  the  Internal  Revenue Code of 1986, as amended (or any
           ----
     successor  thereto).

          "Companies"  means  the  Company  and each Subsidiary of the Company.
           ---------

          "Company"  is  defined  in  the  first  recital  of  this  Agreement.
           -------

          "Company   Benefit  Plans"  means  each  of  the  following  which  is
           -----------------------
     sponsored, maintained or contributed to by any of the Companies for the benefit of the current or former employees, officers or directors of any of the Companies, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA), and (ii) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice, or understanding which is not described in clause (i) of this sentence.

          "Company  Common  Stock" is defined in the first recital of this
           ----------------------
     Agreement.

          "Company  Employees"  is  defined  in  Section  6.8(a).
           ------------------

          "Company  Letters  of  Credit"is  defined  in  Section  6.14.
           ----------------------------

          "Company  Material  Contracts"  is  defined  in  Section  4.5.
           ----------------------------

          "Company  Permits"  is  defined  in  Section  4.l.
           ----------------

          "Company  Preferred  Stock"  is  defined  in  Section  4.2.
           -------------------------

          "Company  Reports"  is  defined  in  Section  4.6.
           ----------------

          "Confidentiality  Agreement"  is  defined  in  Section  8.5.
           --------------------------

          "D&O  Insurance"  is  defined  in  Section  6.11(c).
           --------------

          "Deferred  Intercompany  Transaction"  has the  meaning  set  forth in
           -----------------------------------
     Treasury Regulation 1.1502-13 in effect before July 12, 1995.

          "Environmental  Laws"  is  defined  in  Section  4.13.
           -------------------

          "Environmental  Matters"  is  defined  in  Section  4.13.
           ----------------------

          "ERISA" means  the Employee Retirement Income Security Act of 1974, as
           -----
     amended  (or  any  successor  thereto).

          "Exchange  Act" means the Securities Exchange Act of 1934, as amended.
           -------------

          "Financial  Advisor"  means  Laidlaw  Global  Securities,  Inc.
           ------------------

          "GAAP"  is  defined  in  Section  4.6.
           ----

          "Governmental  Entity"  is  defined  in  Section  3.3.
           --------------------

          "Guaranty"  is  defined  in  Section  6.14.
           --------

          "Hazardous  Materials"  is  defined  in  Section  4.13.
           --------------------

          "Intercompany  Transaction"  has the  meaning  set  forth in  Treasury
           ------------------------
     Regulation 1.1502-13 in effect on or after July 12, 1995.

          "IRS"  is  defined  in  Section  4.10(b).
           ---

          "Known"  or  "Knowledge",  when  used  in  reference  to  a  statement
           -----      ---------
     regarding the existence or absence of facts in this Agreement, is intended by the parties to mean that the only information to be attributed to such person is information actually known to (a) the person in the case of an individual, (b) in the case of a corporation, an executive officer or director of the corporation, or (c) in the case of an entity other than a corporation, an individual holding a position similar to that of an executive officer or director of a corporation. In the case of Stockholder, it is agreed that Stockholder has been put on reasonable notice to duly inquire of the executive officers and directors of the Company as to the accuracy of the representations and warranties contained in Article IV relating to the Company.

          "Lien" or "Liens" means all liens  (including  judgment and mechanics'
           ----      -----
     liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or otherwise), deeds of trust, option or other charges, encumbrances, restrictions or other agreements or instruments having the same economic effect as any of the foregoing.

          "Material  Adverse Effect" means,  unless  otherwise  indicated,  with
           ------------------------
     respect to any person, a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of such person and its subsidiaries, taken as a whole, or on the ability of such person to consummate the transactions contemplated hereby.

          "Order"  is  defined  in  Section  7.1(c).
           -----

          "Pacific  Disclosure Letter" is defined in the introductory  paragraph
           --------------------------
     of Article III.

          "Pacific  USA"  is  defined  in the  introductory  paragraph  of  this
           ------------
     Agreement.

          "Person"  or  "person"   shall  include   individuals,   corporations,
           ------      ------
     partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

          "Property  Taxes" means any federal,  state or local ad valorem,  real
           ---------------
     property, personal property, sales, use, transfer, registration, value added, intangibles, documentary, or other Tax related to the ownership of real or personal property, including any interest, penalty, or addition thereto, whether disputed or not, and will include any transferred liability in respect of any and all of the above.

          "Purchase  Price"  is  defined  in  Section  2.2.
           ---------------

          "Regulatory  Filings"  is  defined  in  Section  3.3.
           -------------------

          "Releasee"  is  defined  in  Section  9.2.
           --------

          "SEC"  means  the  United  States  Securities and Exchange Commission.
           ---

          "Securities  Act"  means  the  Securities  Act  of  1933,  as amended.
           ---------------

          "Shares"  is  defined  in  the  first  recital  of  this  Agreement.
           ------

          "Stockholder"  is  defined  in  the  introductory  paragraph  of  this
           -----------
     Agreement.

          "Stock  Purchase"  is defined in the second recita of this Agreement.
           ---------------

          "Stockholder  Shares"  is  defined  in  the  second  recital  of  this
           -------------------
     Agreement.

          "Subsidiary"  or  "Subsidiaries"  means,  with  respect  to any  other
           ----------      ------------
     person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity. In addition, for purposes of this Agreement, whenever the terms "Subsidiary" or "Subsidiaries" are used with reference to the Company, such terms shall also include Twin Acres Partnership, a general partnership organized under the laws of Florida.

          "Tax" or "Taxes" means any federal,  state,  local, or foreign income,
           ---       -----
     gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, intangibles, documentary, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and will include any transferee liability in respect of any and all of the above.

          "Tax  Authority"  includes  the IRS and any state,  local,  foreign or
           --------------
     other governmental authority (domestic or foreign) responsible for the administration of any Taxes.

          "Tax  Indemnity  Agreement"  is  defined  in  Section  6.13.
           -------------------------

          "Tax Return" or "Tax Returns" means any return,  declaration,  report,
           -----------     -----------
     claim for refund, or information return or statement (including any schedule or attachment thereto) and any amendment thereof required to be filed with, or where none is required to be filed with a Tax Authority, the statement or other document issued by, a Tax Authority in connection with any Tax.

          "Third  Party"  is  defined  in  Section  6.10.
           ------------

          "T.O.  Greece"  is  defined  in the  Introductory  paragraph  to  this
           ------------
     Agreement.


          "Treasury  Regulation"  or "Treasury Regulations" means any regulation
           --------------------       --------------------
promulgated  under  the  Code.

                               ARTICLE  II

                             STOCK  PURCHASE

     2.1     Sale  and  Delivery.  Stockholder agrees to sell  and  deliver  to
             -------------------
Buyer, and Buyer agrees to purchase and accept from Stockholder, free and clear of all Liens, on the terms and subject to the conditions set forth in this Agreement, and for the purchase price described in Section 2.2, good and marketable title to the Stockholder Shares.

     2.2     Purchase  Price.  The  purchase  price  (the "Purchase  Price") for
             ---------------                               ---------------

the Stockholder Shares shall be U.S.$86,000,000 in cash (representing $9.34783 per share) to be delivered to Stockholder at the Closing by wire transfer to an account designated in writing by Stockholder (the "Closing Payment"). All
                                                        ----------------
amounts  deposited in escrow  ("Escrow  Funds")  pursuant to that certain escrow
                                -------------
agreement dated October 18, 1999 between Stockholder, Pacific USA, T.O. Greece, on behalf of and in the name of an entity to be designated by T.O. Greece by notice to all parties to the Escrow Agreement, and Chase Bank of Texas, National Association, shall be delivered to T.O. Greece at the Closing by wire transfer to such account as designated in writing by T.O. Greece.

     2.3     Closing.  Subject  to the satisfaction or waiver of the  conditions
             -------
to closing set forth in Article VII of this Agreement, the purchase and sale of the Stockholder Shares (the "Closing") shall occur upon the earlier of (a)
                                 -------
December 15, 1999 or (b) twenty (20) days  following  the approval by ASE of the information memorandum prepared by T.O. Greece in connection with the share capital increase resolved by the T.O. Greece Extraordinary General Meeting of Shareholders dated October 21, 1999, as it may be amended or supplemented, and the commencement of the related T.O. Greece share capital increase, at the offices of Thompson Knight Brown Parker & Leahy L.L.P., 1200 Smith, Suite
3600, Houston, Texas 77002 , or at such other time or place as Buyer and Stockholder shall mutually agree, (such date shall be referred to herein as the  "Closing Date"). At the Closing:
         ------- ----

     (a) Stockholder shall deliver, or cause to be delivered, to Buyer, against payment by Buyer to Stockholder of the Closing Payment:

          (i) a certificate or certificates representing the Stockholder Shares, duly endorsed for transfer, or accompanied by duly executed assignments separate from the certificate or other documentation reasonably requested to transfer the Stockholder Shares in the stock records of the Company, transferring to Buyer full and exclusive ownership of such shares, free and clear of all Liens;

          (ii) the agreements specified in Section 7.2(g) executed by all parties thereto; and

          (iii) all other documents, certificates and other instruments required to be delivered, or caused to be delivered, by Stockholder pursuant hereto.

     (b) Buyer shall deliver, or cause to be delivered, to Stockholder, against delivery of the certificate or certificates representing the Stockholder Shares (properly endorsed for transfer or accompanied by proper assignments):

          (i) the Closing Payment; and

          (ii) all of the documents, certificates and other instruments required to be delivered, or caused to be delivered, by Buyer pursuant hereto.

                                ARTICLE  III
                     REPRESENTATIONS  AND  WARRANTIES  OF
                        PACIFIC  USA  AND  STOCKHOLDER

     Except as set forth in the disclosure letter delivered by or on behalf of Stockholder and Pacific USA to Buyer at or prior to the execution hereof that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement (the "Pacific Disclosure Letter"), Pacific USA and
                                    -------------------------
Stockholder,  jointly  and severally, represent and warrant to Buyer as follows:

     3.1 Ownership of Shares  Stockholder  owns of record and  beneficially  the
         -------------------
Stockholder  Shares and,  except as  disclosed  in  Schedule  3.1 of the Pacific
                                                    -------------
Disclosure Letter, such Stockholder Shares are free and clear of all Liens. The Stockholder Shares are duly registered in the name of Stockholder on the stock register records of the Company. As of the Closing, Stockholder will own all of the Stockholder Shares, free and clear of any Liens, with any Liens listed on
Schedule 3.1 of the Pacific Disclosure Letter being removed at or before Closing. Assuming Buyer has the requisite power and authority to be the lawful owner of the Stockholder Shares, upon delivery to Buyer at the Closing of certificates representing the Stockholder Shares, duly endorsed by Stockholder for transfer to Buyer, and upon Stockholder's receipt of the Purchase Price, Buyer will own the Stockholder Shares, free and clear of any Liens, other than those arising from agreements entered into by Buyer or its Affiliates or under Greek law. Immediately following the Closing, the Stockholder Shares will represent 80% of the issued and outstanding shares of Company Common Stock. Other than this Agreement, the Stockholder Shares are not subject to any voting trust agreement or other agreement, arrangement or understanding, including any such agreement, arrangement or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Stockholder Shares.

     3.2 Authorization,  Validity, and Effect of Agreements. Each of Pacific USA
        ---------------------------------------------------
and Stockholder is acorporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated herein to be executed and delivered by it and to consummate the transactions contemplated hereby. The consummation by each of Pacific USA and Stockholder of the transactions contemplated herein has been duly authorized by all requisite corporate action of Pacific USA and Stockholder. This Agreement has been duly executed and delivered by Pacific USA and Stockholder and constitutes, and all agreements and documents contemplated herein to be executed by Pacific USA and Stockholder (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Pacific USA and Stockholder, as applicable, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     3.3 No  Violations.  Except as set  forth in  Schedule  3.3 of the  Pacific
         --------------                            -------------
Disclosure Letter, neither the execution and delivery by Stockholder or Pacific USA of this Agreement nor the consummation of the transactions contemplated herein in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the articles of incorporation or by-laws (or other similar constituent documents with respect to any firm other than a corporation) of Stockholder, Pacific USA or any Affiliate thereof, as applicable; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the triggering of any payments or obligations under, or result in the creation of any Lien upon the Stockholder Shares under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Stockholder, Pacific USA, the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound or (iii) violate any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to Stockholder, Pacific USA, the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Material Adverse Effect on Stockholder, Pacific USA or the Company. Except as set forth in Schedule 3.3 of
                                                                 ------------
the Pacific Disclosure Letter, no consent, approval or authorization of, or declaration, filing or registration with, any court or governmental, administrative or regulatory authority or agency, domestic or foreign (each, a "Governmental Entity") is required to be made by or with respect to Stockholder,
 -------------------
Pacific USA, the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, or conduct by the Company of its business following the Closing as conducted on the date hereof other than those that may be required solely by reason of Buyer's participation in the transactions contemplated hereby.

     3.4 No Brokers.  Except for the  engagement  of the Financial  Advisor,  no
         ----------
broker, finder or similar agent has been employed by or on behalf of Stockholder, Pacific USA or any of their Affiliates in connection with this Agreement or the transactions contem-plated herein. Except for the engagement of the Financial Advisor (whose fees will be paid by Stockholder), neither
Stockholder, Pacific USA nor any of their Affiliates has entered into any agreement or understanding of any kind with any person or entity which would obligate Buyer or the Companies to pay any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated herein. Pacific USA has paid in full all amounts due (through the date of this Agreement) under its engagement letter, as amended, with BT Alex. Brown (or its successor in interest) relating to the Company, and will pay all amounts due after the date of this Agreement when scheduled to become due.

3.5     Employee  Benefit  Plan  Matters.  With  respect to any employee benefit
        --------------------------------
plan, within the meaning of Section 3(3) of ERISA, which is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the Closing Date, by Pacific USA, Stockholder, or any corporation, trade, business, or entity under common control with Pacific USA or Stockholder, within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the Pension Benefit Guaranty Corporation has been incurred by any such entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made.

     3.6 Access to  Information.  During the course of the  negotiation  of this
         ----------------------
Agreement, Pacific USA and Stockholder have reviewed or have been afforded the opportunity to review all information required to be provided to it by Buyer and have had the opportunity to ask questions of and receive answers to their satisfaction from representatives of Buyer concerning Buyer and to obtain additional information reasonably requested by Pacific USA or Stockholder. The foregoing access or review shall not be deemed to affect the representations and warranties and indemnities made by Buyer hereunder. Notwithstanding any "due diligence" investigations made by Pacific USA or Stockholder, no information shall be deemed to have been disclosed for purposes of the representations and warranties made herein unless contained in the Buyer Disclosure Letter.

                                    ARTICLE  IVIV
                    REPRESENTATIONS  AND  WARRANTIES  OF  STOCKHOLDER
                         AND  PACIFIC  USA  AS  TO  THE  COMPANY

     Except as set forth in the Pacific Disclosure Letter, Stockholder and Pacific USA, jointly and severally, represent and warrant to Buyer as follows:

     4.1 Existence; Good Standing; Corporate Authority; Compliance with Law. The
         ------------------------------------------------------------------
Company is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties or assets owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect on the Company. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets and carry on its business as now conducted. Each of the Company's Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, has the corporate, limited liability company or partnership power and authority to own its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties and assets or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of any order or decree of any Governmental Entity, any law, ordinance, governmental rule or regulation to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject or any non-governmental restriction as to property or asset use, except where such violation, individually or in the aggregate, does not and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries have obtained all licenses, permits, easements, variances, exemptions, consents, certificates, orders, approvals and other authorizations (collectively, the "Company Permits") and have taken all actions required by
                     ----------------
applicable law or regulations of any Governmental Entity in connection with their business as now conducted (or to the extent such actions are currently required, in connection with the business reasonably anticipated by the Company to be conducted over the next six months), except where the failure to obtain any such Company Permit or to take any such action, individually or in the aggregate, does not and would not reasonably be expected to have a Material Adverse Effect upon the Company. The copies of the Company's articles of incorporation and by-laws previously delivered to or made available to Buyer are true and correct. The copies of the articles of incorporation and by-laws, or other organizational documents, of each Company Subsidiary previously delivered or made available to Buyer are true and correct.

     4.2 Capitalization. The authorized Capital Stock of the Company consists of
         --------------
30,000,000 shares of Company Common Stock, and 3,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of June 30,
                                      -----------------------
1999, there were 11,500,000 shares of Company Common Stock issued and outstanding and no shares of Company Preferred Stock issued and outstanding. Since June 30, 1999, no additional shares of Capital Stock of the Company have been issued. Neither the Company nor any Company Subsidiary has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with its stockholders on any matter and, except as set forth in Schedule 4.2 of the Pacific Disclosure Letter, there are no equity
         -------------
equivalent interests in the ownership or earnings of the Company or any of its Subsidiaries. All such issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and none of such shares of Capital Stock has been issued in violation of or is subject to any purchase option, call, right of first refusal, preemptive, subscription or similar right under any provision of applicable law, the articles of incorporation of the Company, or any contract, agreement or instrument to which the Company is subject, bound by or a party thereto or otherwise. Schedule 4.2
                                                                    ------------
of the Pacific Disclosure Letter sets forth a true and complete list of all outstanding rights to purchase shares of Company Common Stock or shares of Capital Stock of any Company Subsidiary, the name of each holder thereof, the number of shares of Company Common Stock or shares of Capital Stock of any Company Subsidiary purchasable thereunder and the per share exercise price of each right. Except as set forth on Schedule 4.2 of the Pacific Disclosure
                                       -------------
Letter, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of Capital Stock of the Company or any of its Subsidiaries or any securities exercisable or exchangeable for, or convertible into, such Capital Stock. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any Capital Stock or other equity interest in any of its Subsidiaries or to make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any of its Subsidiaries.

     4.3 Subsidiaries.  Schedule 4.3 of the Pacific Disclosure Letter sets forth
         ------------   ------------
for each Company Subsidiary (i) that is a corporation, the amount of its authorized Capital Stock, the amount of its outstanding Capital Stock and the record and beneficial owners of its outstanding Capital Stock and (ii) that is a partnership, limited liability company or joint venture, the names and interests of the partners or members thereof. Except as set forth in Schedule 4.3 of the
                                                             ------------
Pacific Disclosure Letter, the Company owns directly or indirectly each of the outstanding shares of Capital Stock of each of its Subsidiaries free and clear of all Liens. Each of the outstanding shares of Capital Stock or partnership, limited liability company or joint venture interests of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock has been issued in violation of or is subject to any purchase option, call, right of first refusal, preemptive, subscription or similar right under any provision of applicable law, the articles of incorporation or comparable governing instruments of any Company Subsidiary, or any contract, agreement or instrument which the Company or any Company Subsidiary is subject to, bound by or a party thereto or otherwise.

     4.4 Other  Interests.  Except for  interests  in its  Subsidiaries  and the
         ----------------
interests set forth in Schedule 4.4 of the Pacific  Disclosure  Letter,  neither
                       ------------
the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity.

     4.5  Company  Material  Contracts;  No  Violation.  Except  as set forth in
          --------------------------------------------
Schedule 4.5  of the Pacific  Disclosure Letter or as filed as an exhibit to the
------------
Company Reports or as entered into in the ordinary course of business since the date of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by any:

          (i) employment agreement or employment contract that has an aggregate future liability in excess of $50,000 and is not terminable by the Company or a Company Subsidiary by notice of not more than 60 days for a cost of less than $50,000;

          (ii) employee collective bargaining agreement or other contract with any labor union;

          (iii) covenant of the Company or a Company Subsidiary not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or develop-ment, construction, operating or similar agreement) or other covenant of the Company or a Company Subsidiary restrict-ing the development, manufacture, marketing or distri-bution of the products and services of the Company or any Company Subsidiary that, individually or in the aggregate, materially impairs the operation of the business of the Company or any such Subsidiary as presently conducted;

          (iv) agreement, contract or other arrangement with (A) Stockholder or any Affiliate of Stockholder (other than the Company or a Company Subsidiary) or (B) any current or former officer, director or employee of the Company, a Company Subsidiary, Stockholder or any Affiliate of Stockholder (other than employment agreements covered by clause (i) above);

          (v) lease, sublease or similar agreement with any person (other than the Company or a Company Subsidiary) under which the Company or a Company Subsidiary is a lessor or sublessor of, or makes available for use to any person (other than the Company or a Company Subsidiary), (A) any Company property or (B) any portion of any premises otherwise occupied by the Company or a Company Subsidiary (except in each case leases or subleases entered into in the ordinary course of business);

          (vi) lease or similar agreement with any person (other than the Company or a Company Subsidiary) under which (A) the Company or a Company Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000) (B) the Company or a Company Subsidiary is a lessor or sub-lessor of, or makes available for use by any person, any tangi-ble personal property owned or leased by the Company or a Company Subsidiary, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $50,000 and is not terminable by the Company or a Company Subsidiary by notice of not more than 60 days for a cost of less than $50,000;

          (vii) (A) continuing contract for the future pur-chase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), (B) management, service, consulting, financial advisory or other similar type of contract or (C) advertising agreement or arrangement, in any such case which has an aggregate future liability to any person (other than the Company or a Company Subsidiary), in the case of either (A), (B) or (C) in excess of $50,000 and is not terminable by the Company or a Company Subsidiary by notice of not more than 60 days for a cost of less than $50,000;

          (viii) license, option or other agreement relating in whole or in part to the intellectual property set forth in Schedule 4.17 of the Pacific Disclosure Letter;

          (ix) agreement, contract or other instrument under which the Company or a Company Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness or reimbursement obligation to, any person (other than the Company or a Company Subsidiary) or any other note, bond, debenture or other evidence of indebtedness issued to any person (other than the Company or a Company Subsidiary) in any such case which, individually, is in excess of $50,000;

          (x) agreement, contract or other instrument (including so-called take-or-pay or keepwell agree-ments) under which (A) any person (including the Company or a Company Subsidiary) has directly or indirectly guaranteed indebted-ness, liabilities or obligations of the Company or a Company
     Subsidiary or (B) the Company or a Company Subsidiary has directly or indirectly guaranteed or directly assumed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of $50,000;

          (xi) agreement, contract or other instrument under which the Company or a Company Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than the Company, a Company Subsidiary or a person other than a "Controlled Homeowner Association" or "Community Development District - Florida" scheduled in Schedule 4.4 of the Pacific Disclosure Letter), in any such case which, individually, is in excess of $50,000;

          (xii) loan agreements or other instruments which contemplate the granting of a lien or other encumbrance upon any Company property, which lien or other encumbrance (A) is not described in Section 4.16 or 4.19 or in the relevant Schedules of the Pacific Disclosure Letter related thereto,
     (B) secures any indebtedness for borrowed money in excess of $50,000, (C) secures any obligation in excess of $50,000 to pay the deferred purchase price of stock or assets acquired by the Company or a Company Subsidiary or
     (D) secures any obligation of, or is held by, Pacific USA or any Affiliate (other than the Company or any Company Subsidiary);

          (xiii) agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company, a Company Subsidiary or any predecessor person;
     (xiv) power of attorney  (other than in the ordinary  course of  business);
     (xv) tax sharing or tax allocation agreement; or

          (xvi) other agreement, contract, lease, license, commitment or instrument (which is not listed on Schedules 4.10(a), 4.14, 4.16, or 4.18,
                                        ---------
     of the Pacific Disclosure Letter) to which the Company or any Company Subsidiary is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any person (other than the Company or a Company Subsidiary) in excess of $50,000 and is not terminable by the Company or a Company Subsidiary by notice of not more than 60 days.

Except as set forth in Schedule 4.5 of the Pacific  Disclosure  Letter,  (I) all
                       ------------
agreements, contracts, leases, licenses, commitments or instruments of the Company or any Company Subsidiary listed in the Schedules to the Pacific Disclosure Letter (collectively, the "Company Material Contracts") are valid,
                                        ---------------------------
binding and in full force and effect and are enforceable by the Company or the relevant Company Subsidiary in accordance with their terms, (II) Stockholder, the Company and the Company Subsidiaries have performed all obligations required to be performed by them to date under the Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder except for any breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and (III) to the knowledge of Stockholder, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder.

     4.6 SEC  Documents.  Stockholder  has delivered or made  available to Buyer
         --------------
each registration statement, report, proxy statement or information statement filed by the Company since March 31, 1998, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company
                                                                         -------
Reports").  As of their respective  dates, the Company Reports (i) were prepared
-------
in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the respective rules and regulations thereunder and (ii) did not (or if amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such filing did not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the consolidated balance sheets of the Company and its Subsidiaries included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of Company and its Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject to, in the case of unaudited statements, normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"), except as
                                                              ----
may be noted therein. Except as and to the extent set forth on the consolidated balance sheets of the Company and its Subsidiaries at December 31, 1998, including all notes thereto, or as set forth in the Company Reports, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except liabilities arising in the ordinary course of business since such date which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is in full compliance with Section 13(b)(2) of the Exchange Act.

     4.7     Compliance,  Permits,  Litigation.
             ---------------------------------

     (a)     Except  as  set  forth in Schedule 4.7(c) of the Pacific Disclosure
                                       ---------------
Letter, as of the date of this Agreement neither the Company nor any Company Subsidiary is a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to it or any of its respective properties, assets, operations or business, except for any matter which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (b) The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No Company Permit will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (c) Schedule 4.7(c) of the Pacific  Disclosure Letter sets forth a list and
         ---------------
description as of the date of this Agreement of all pending lawsuits or claims, with respect to which Stockholder, the Company or any Company Subsidiary has been contacted in writing by counsel for the plaintiff or claimant, against the Company or any Company Subsidiary or any of their respective properties, assets, operations or businesses and which (i) relate to or involve more than $50,000,
(ii) relate to the transactions contemplated by this Agreement or (iii) seek any material injunctive relief. Except as set forth in Schedule 4.7(c) of the
                                                         ----------------
Pacific Disclosure Letter, as of the date of this Agreement there is no lawsuit or claim by the Company or a Company Subsidiary relating to or involving more than $50,000 pending against any other person. Except as set forth in Schedule
                                                                        --------
4.7(c) of the Pacific Disclosure Letter, to the Knowledge of Stockholder,  as of
------
the date of this Agreement there is no pending or, to the Knowledge of Stockholder, threatened investigation of or affecting the Company or a Company Subsidiary by any Governmental Entity. Except as disclosed in the Company Reports filed with the SEC prior to the date of this Agreement, there are no actions, suits or proceedings pending or, to the Knowledge of Stockholder, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any Governmental Entity, that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

     4.8 Absence of Certain Changes.  Except as disclosed in the Company Reports
         --------------------------
filed  with the SEC  prior  to the date of this  Agreement  or as  disclosed  in
Schedule 4.8 of the Pacific  Disclosure  Letter,  since  December 31, 1998,  the
------------
Company and each Subsidiary has conducted its business only in the ordinary course of such business consistent with past practice and there has not been (i) any event or events which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Capital Stock of the Company or any of its Subsidiaries or any redemption or repurchase of any shares of such Capital Stock, (iii) any material change in the accounting principles, practices or methods of the Company or any of its Subsidiaries, (iv) any increase in the salaries or other compensation payable to any officer, director or employee of the Company or any of its Subsidiaries (except for normal increases in the ordinary course of business consistent with past practice) or any increase in, or addition to, other benefits to which such officer, director or employee may be entitled (except as required by the terms of plans as in effect on the date of this Agreement and which are listed on
Schedule 4.8 of the Pacific  Disclosure  Letter or as required by law),  (v) any
------------
incurrence by the Company or any of its Subsidiaries of indebtedness for borrowed money (except in the ordinary course of business consistent with past practice), (vi) any material adverse change or threat of a material adverse change in the Company's or any of its Subsidiaries' relations with, or any loss or threat of loss of, any of the Company's or its Subsidiaries' important suppliers or customers, (vii) any termination, cancellation or waiver of any contract or other right material to the operation of the business of the Company and its Subsidiaries taken as a whole or (viii) any material damage, destruction or loss, whether or not covered by insurance, adversely affecting the properties, assets, business or prospects of the Company and its Subsidiaries taken as a whole, or any deterioration in the operating condition of the assets of the Company and its Subsidiaries which would, individually or in the aggregate, be material to the Company or its Subsidiaries taken as a whole.

     4.9     Taxes.
             -----

     (a)     Except  as  set  forth on Schedule 4.9(a) of the Pacific Disclosure
                                       ---------------
Letter: (i) Pacific USA and Stockholder (with respect to the Companies) and the Companies have duly and timely filed or will duly and timely file (or have caused, or will cause, to be duly and timely filed on their behalf either separately or as a member of a consolidated group of companies) all material Tax Returns required to be filed by it or them with any Tax Authority with respect to Taxes for any period ending on or before the date hereof, taking into account any valid and proper extension of time to file granted to or obtained on behalf of any of the Companies, and all such Tax Returns are true, correct and complete in all material respects at the time of filing; (ii) all Taxes (whether or not shown on such Tax Returns) owed by Pacific USA or Stockholder (with respect to the Companies) or by any of the Companies have been timely paid in full when due (taking into account extensions) or accrued and reflected in the financial statements contained in the most recently filed Company Reports; (iii) as of the date hereof, no deficiency for any amount of Taxes has been asserted or assessed or has, to the Knowledge of Stockholder, been threatened by a Tax Authority against Pacific USA or the Companies; (iv) no claim has ever been made by a Tax Authority in a jurisdiction where Pacific USA or Stockholder (with respect to the Companies) or any of the Companies do not file Tax Returns that any of the Company or its Subsidiaries are or may be subject to taxation by that jurisdiction; (v) neither the Company nor any Company Subsidiary has any liability for the Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise; (vi) as of the date hereof there are no excess loss accounts, gains or losses from Deferred Intercompany Transactions or Intercompany Transactions, or other like items pertaining to the Company or any of its Subsidiaries; (vii) neither Pacific USA nor Stockholder (with respect to the Companies) nor any of the Companies currently is the beneficiary of any extension of time within which to file any material Tax Return; and (viii) there are no security interests on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay Taxes when due.

     (b) The Company and each Company Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and has otherwise complied with applicable laws relating thereto.

     (c)     Except  as  set  forth on Schedule 4.9(c) of the Pacific Disclosure
                                       ---------------
Letter, no director or officer (or employee responsible for Tax matters) of Pacific USA or Stockholder (with respect to the Companies) or any of the Companies expects (other than generally contemplating that Tax Authorities will perform audits and other investigations and are likely to make assessments of a non-material nature to the Company or any of its Subsidiaries, as the case may be, or of some nature) any Tax Authority to assess any additional Taxes for any period for which Tax Returns have been filed or should have been filed. Except as set forth on Schedule 4.9(c) of the Pacific Disclosure Letter, there is no
                   ---------------
audit, dispute, claim or other proceeding concerning any Taxes or Tax Return of Pacific USA or Stockholder (with respect to the Companies) or any of the Companies claimed or raised by any Tax Authority. Schedule 4.9(c) of the
                                                          ---------------
Pacific Disclosure Letter to this Agreement lists all federal, state, local, and foreign income material Tax Returns filed by Pacific USA and Stockholder (with respect to the Companies) and the Companies for taxable periods ended on or after September 30, 1993, that have been audited by a Tax Authority, and indicates those Tax Returns that currently are the subject of audit by a Tax Authority. Pacific USA and Stockholder has delivered or made available to Buyer true, correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Pacific USA or Stockholder (with respect to the Companies) and/or any of the Companies since September 30, 1993.

     (d)     Except  as  described  in Schedule 4.9(d) of the Pacific Disclosure
                                       ---------------
Letter, neither Pacific USA nor Stockholder (with respect to the Companies) nor any of the Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.  Except  as  described  in Schedule 4.9(d) of the Pacific Disclosure
                                       ---------------
Letter, Pacific USA and Stockholder (with respect to the Companies) and each of the Companies has disclosed on their respective Tax Returns all positions taken therein likely to give rise to any accuracy related penalty (including a substantial understatement penalty) within the meaning of Code 6662 or any similar provision of state, local or foreign law.

     (e)  Except  as set forth on  Schedule  4.9(e)  of the  Pacific  Disclosure
                                   ----------------
Letter, neither Pacific USA nor Stockholder (with respect to the Companies) nor any of the Companies: (i) has filed a consent under Code 341(f) concerning collapsible corporations; (ii) has made any payment, is obligated to make any payment, or is a party to any agreement that under certain circumstances could obligate it to make any payment that will not be deductible under Code 280G;
(iii) is a party to any Tax allocation or sharing agreement; (iv) has been a member of an Affiliated Group filing a consolidated federal income Tax Return;
(v) has granted a power of attorney with respect to any matter relating to material Taxes of Pacific USA or Stockholder (with respect to the Companies) or any of the Companies other than to Pacific USA pursuant to a consolidated federal income tax return; (vi) has participated in an international boycott under Code 999; (vii) is a party to any safe harbor lease within the meaning of 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect prior to amendment by the Tax Equity and Responsibility Act of 1982; (viii) has had any permanent establishments in any foreign country as defined in any applicable treaty or convention between the United States and such foreign countries; and
(ix) is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

     4.10     Certain  Employee  Plans.
              ------------------------

     (a) (i) Each Company Benefit Plan complies, and has been administered, in all material respects in accordance with its governing documents and all applicable requirements of law, and (ii) no "prohibited transaction" (as such term is defined in ERISA) or termination has occurred with respect to any
Company Benefit Plan which under either circumstance presents a risk of liability by the Company or any of its Subsidiaries to any Governmental Entity or other person, including a Company Benefit Plan, which liability would, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company Benefit Plans are listed on Schedule 4.10(a) of the Pacific
                                              -----------------
Disclosure Letter and copies or descriptions of all material Company Benefit Plans have previously been provided to Buyer. There has also been furnished to Buyer, with respect to each Company Benefit Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description.

     (b) Each Company Benefit Plan intended to qualify under Section 401(a) of the Code is so qualified and a determination letter has been issued by the Internal Revenue Service ("IRS") with respect to the qualification of such Company Benefit Plan and no circumstances exist which would adversely affect such qualification. A copy of each determination letter referred to in the preceding sentence has previously been furnished to Buyer. As to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code, there has been no termination or partial termination of the Company Benefit Plan within the meaning of Section 411(d)(3) of the Code. There is no trust funding a Company Benefit Plan which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code. No Company Benefit Plan nor any other benefit plan maintained or contributed to by the Company, its Subsidiaries or any buyer of the Company in the last five years is subject to Title IV of ERISA or is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code.

     (c)  Except as  required  by  applicable  law or as set  forth on  Schedule
                                                                        --------
4.10(c) of the  Pacific  Disclosure  Letter,  neither the Company nor any of its
-------
Subsidiaries provides any health, welfare or life insurance benefits to any of its former or retired employees.

     (d) (i) The Companies have substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by them in connection with the Company Benefit Plans, (ii) there have been no defaults or violations by any other party to the Company Benefit Plans, and (iii) there are no actions, suits, or claims pending (other than routine claims for benefits) or threatened against, or with respect to, any of the Company Benefit Plans or their assets; which under any of the circumstances present a risk of liability to the Company or any of its Subsidiaries to any Governmental Entity or other person, including a Company Benefit Plan, which liability would, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no matter pending (other than routine qualification determination filings) with respect to any of the Company Benefit Plans before the IRS or other Governmental Entity. All contributions required to be made to the Company Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable law have been timely made.

     (e) No act, omission or transaction has occurred which would result in imposition on any of the Companies of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA, or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code. With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is not listed on Schedule 4.10(a) of the Pacific Disclosure Letter but which is sponsored,
   -----------------
maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the Closing Date, by any corporation, trade, business, or entity under common control with any of the Companies, within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA,
(A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the Pension Benefit Guaranty Corporation has been incurred by any such entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made.

     (f)     Except  as  disclosed in Schedule 4.10(f) of the Pacific Disclosure
                                      ----------------
Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require any of the Companies to make a larger contribution to, or pay greater benefits or provide other rights under, any Company Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (B) create or give rise to any additional vested rights or service credits under any Company Benefit Plan. Except as otherwise set forth on Schedule 4.10(f) of the Pacific Disclosure Letter, none of the
                -----------------
Companies is a party to any agreement, nor has any of the Companies established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for the Companies upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

     (g) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under the Company Benefit Plans, or under any other agreement that would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

     4.11 Labor Matters.  Neither the Company nor any of its  Subsidiaries  is a
          -------------
party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Stockholder, threatened against the Company or its Subsidiaries relating to their business, except for any such proceeding which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. To the Knowledge of Stockholder, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries. There are no controversies pending or, to the Knowledge of Stockholder, threatened between the Company or any of its Subsidiaries and any of their respective employees, which, individually or in the aggregate, would have a Material
Adverse Effect on the Company. The Company has not received notice of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

     4.12 No Brokers. The Company has not entered into any contract, arrangement
          ----------
or understanding with any person or firm which may result in the obligation of the Company or Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated herein. Other than the arrangements described in Sections 3.4 and 5.4, there are no claims against the Company for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transaction contemplated herein.

     4.13  Environmental  Matters.  Stockholder  has made available to Buyer all
           ----------------------
environmental assessments and reports relating to environmental conditions with respect to the real property owned or leased by the Companies, which are in the possession of Stockholder, the Company, or its Subsidiaries. Except as set forth on Schedule 4.13 of the Pacific Disclosure Letter and except for such matters
   --------------
that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, (i) the Company and its Subsidiaries have no liability under, have never violated, and have been and are in compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings, or other structures) do not contain and have not previously contained any Hazardous Materials, in any amount or concentration (x) that could reasonably be expected to threaten human health or welfare, (y) that exceeds any applicable standard promulgated, enacted, or issued by any Governmental Entity, or (z) that could reasonably be expected to result in any liability under the Environmental Laws; (iii) the properties formerly owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings, or other structures) did not contain any Hazardous Materials at any time during the period of ownership or operation by the Company or any of its Subsidiaries in any amount or concentration (x) that could reasonably be expected to threaten human health or welfare, (y) that exceeds any applicable standard promulgated, enacted or issued by any Governmental Entity, or (z) that could reasonably be expected to result in any liability under the Environmental Laws; (iv) neither the Company nor any of its Subsidiaries has disposed or arranged to dispose of any Hazardous Materials on any third party property which could reasonably be expected to result in any liability under the Environmental Laws; (v) neither the Company nor any of its Subsidiaries has Released any Hazardous Materials at any property owned or operated by any of them at any time that could reasonably be expected to result in any liability under the Environmental Laws; (vi) neither the Company nor any of its Subsidiaries has received any notices, demand letters, complaints, claims or requests for information from any Governmental Entity or any third party indicating that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law; (vii) none of the Company, its Subsidiaries or their respective properties are subject to any order or decree of any Governmental Entity or any agreement with any Government Entity arising under any Environmental Law, or is a party to any indemnity or other agreement with any third party which could reasonably be expected to result in any liability under any Environmental Law; (viii) there are no circumstances, conditions, or activities involving the Company or any of its Subsidiaries that could reasonably be expected to result in any liability under any Environmental Law or in any restriction pursuant to any Environmental Law on the ownership, use, or transfer of any property now owned by the Company or any of its Subsidiaries;
(ix) none of the properties now owned by the Company or any of its Subsidiaries contains any underground storage tank, asbestos-containing material, lead-based products (including paint), or polychlorinated biphenyls; and (x) the properties currently owned or operated by the Company or any of its Subsidiaries are not subject to any liens imposed by any Governmental Entity in connection with the presence on or off such property of any Hazardous Materials. For the purposes of this Agreement, "Environmental Laws" means the Comprehensive Environmental
                   -------------------
Response,  Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Emergency
                                                          -- ----
Planning and Community  Right-to-Know Act of 1986, 42 U.S.C.  11001 et seq., the
                                                                    -- ----
Resource  Conservation  and  Recovery  Act,  42 U.S.C.  6901 et seq.,  the Toxic
                                                             -- ----
Substances  Control  Act,  15  U.S.C.  2601 et seq.,  the  Federal  Insecticide,
                                            -- ----
Fungicide,  and  Rodenticide  Act, 7 U.S.C.  136 et seq.,  the Clean Air Act, 42
                                                 -- ----
U.S.C.  7401 et seq., the Clean Water Act (Federal Water Pollution Control Act),
             -- ----
33 U.S.C. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. 300f et seq., the
               -- ----                                              -- ----
Occupational  Safety  and  Health  Act,  29 U.S.C.  641 et seq.,  the  Hazardous
                                                        -- ----
Materials  Transportation  Act,  49  U.S.C.  1801 et seq.,  as any of the  above
                                                  -- ----
statutes have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, permit, order, decree, rule or regulation or other directive related to or governing Environmental Matters as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy with respect to Environmental Matters, and all applicable decisions, orders, and decrees of any Governmental Entity relating to Environmental Matters. "Environmental Matters"
                                                          ---------------------
means all matters involving pollution, wetlands and other natural resources, protection of the environment, noise, human health, and occupational health and safety. "Hazardous Materials" means any substance or material that is defined
          --------------------
under the Environmental Laws as a "hazardous substance," "regulated substance," "pollutant," "contaminant," "hazardous waste," "extremely hazardous substance," "toxic substance," or "hazardous material," or that is otherwise defined in or regulated under the Environmental Laws, including, without limitation, petroleum, asbestos-containing materials, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, and radon. "Release" means
                                                                  -------
any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, or any other environmental medium.

     4.14 Related Party  Transactions.  There are no contracts,  arrangements or
          ---------------------------
transactions in effect between the Company or any of its Subsidiaries, on the one hand, and any officer, director or 5% or greater stockholder of the Company, or any Affiliate or immediate family member of any of the foregoing persons, on the other hand, except as set forth in the Company Reports or on Schedule 4.14
                                                                   -------------
of the Pacific  Disclosure  Letter.  Except as set forth on Schedule 4.14 of the
                                                            -------------
Pacific Disclosure Letter, no officer or employee of the Companies provides any services to, including without limitation serving on the board of directors of, any Affiliate of Pacific USA other than the Companies.

     4.15 Restrictions on Business Activities. There is no judgment, injunction,
          -----------------------------------
order, decree, statute, ordinance, rule, regulation, moratorium, or other action by a Governmental Entity, pending before a Governmental Entity or, to Stockholder's Knowledge, being considered by a Governmental Entity, which has or would have the effect of restricting the conduct of business by the Company or its Subsidiaries, except for any restrictions as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     4.16 Real Property.  Schedule 4.16 of the Pacific  Disclosure  Letter lists
          -------------   -------------
the lots (as of September 30, 1999) and office locations owned by the Company or any of its Subsidiaries, the office locations leased by the Company or any of its Subsidiaries, the lots that the Company or any of its Subsidiaries has the right or obligation to purchase (as of September 30, 1999). The Company and its Subsidiaries have good and marketable (or indefeasible, in jurisdictions where the term "marketable" is not customarily used) title in fee simple, or as to optioned property, has the right to acquire good and marketable (or indefeasible, as the case may be) title in fee simple (or as to leased property, has good and valid title to the leasehold estate), to the real property purported to be owned, optioned or leased by them on Schedule 4.16 of the
                                                           --------------
Pacific Disclosure Letter, free and clear of all Liens, except Liens for Taxes and assessments not yet due and payable, Liens relating to the indebtedness described on Schedules 4.5-1 and 4.5 (xii) of the Pacific Disclosure Letter, and
             -----------------------------
such Liens or other imperfections of title as do not or will not, individually or in the aggregate, materially interfere with the present use or intended use by the Company and its Subsidiaries or materially affect the value or marketing of the property affected thereby. Neither the Company nor any Company Subsidiary has given, nor has it received, any notice that a breach or an event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by the Company or any of its Subsidiaries, or, to Stockholder's Knowledge, any other person with respect to any agreements, arrangements, contracts, covenants, conditions, deeds, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies, or other documents granting to or constituting a conveyance by the Company or any Company Subsidiary of title to or an interest in or otherwise affecting the real property which, individually or in the aggregate, is material to the operation of the business of the Company and its Subsidiaries, as presently conducted or intended to be conducted. No condemnation, eminent domain, or similar proceeding exists, is pending or, to Stockholder's Knowledge, is threatened with respect to, or that could affect, any real property owned or leased by the Company or any Company Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect on the Company. No developer-related charges or assessments by any public authority or any other person for public improvements or otherwise made against any property developed by the Company or its Subsidiaries are unpaid (other than those reflected on the December 31, 1998 consolidated balance sheets of the Company and its Subsidiaries or incurred since such date in the ordinary course of the Company's and its Subsidiaries' business consistent with past practices and other than standard development agreements such as impact fee and water and sewer connection fee agreements paid on a per unit basis at the time of building permit or certificate of occupancy), except for charges or assessments as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The real property of the Company and its Subsidiaries to be used for homebuilding and any improvements located thereon conform, in all material respects, to the appropriate Governmental Entity's standards. There is no impediment to the development of (or to approval for the development of) undeveloped real property, such approval to allow development in the manner in which the Company and its Subsidiaries currently anticipate building thereon, nor are there any moratoriums on such development, except for those that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company. The developed real property of the Company and its Subsidiaries has access to streets, and is serviced, in all material respects, by all utilities and other services, as is necessary to construct homes on such property, and such utilities and other services are adequate for the current and intended use of such property. The undeveloped real property of the Company and its Subsidiaries has access to streets, and such real property is serviced, in all material respects, by all utilities and other services, as is necessary for the development thereof or such utilities and other services are or will be available, in all material respects, to such property. All leases pursuant to which the Company or any Company Subsidiary leases from others real or personal property are valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where such failure or default would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     4.17 Intellectual Property.  Schedule 4.17 of the Pacific Disclosure Letter
          ---------------------   -------------
sets forth a true and complete list of all material patents, trademarks, trade names, service marks, internet domain names and copyrights and applications for registration of any of the foregoing and other material intellectual property and proprietary rights, whether or not subject to statutory registration or protection, owned, used, filed by or licensed to the Company or any of its Subsidiaries, in each case which are, individually or in the aggregate, material to the financial condition, operating results, assets or operations of the Company or any of its Subsidiaries. Except as set forth in Schedule 4.17 of the
                                                            -------------
Pacific Disclosure Letter, the Company and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, without payment to any other person (other than payments to third parties pursuant to the contracts listed in Schedule 4.5 (viii) and those contracts not required to be listed under such Schedule 4.5 (viii) because they are not material), all patents, trademarks, trade names, service marks, internet domain names, copyrights, and any applications for registration of any of the foregoing technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company and its Subsidiaries as currently conducted, except where the failure to own, be licensed or to possess such rights would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights.

     4.18  Insurance.   The  Companies   maintain   insurance  with  financially
           ---------
responsible insurance companies in amounts customary in their respective industries to insure them against risks and losses associated with the operation of the business and properties of the Companies. The insurance policies maintained with respect to the Company and its Subsidiaries and their respective assets and properties are listed in Schedule 4.18 of the Pacific Disclosure
                                      --------------
Letter. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the Knowledge of Stockholder, the activities and operations of the Company and its Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. The Companies have not failed to disclose any fact to the insurance companies or failed to take any other action, the consequences of which non-disclosure or failure to take action would render any insurance policy void, or voidable, or suspend, impair or defeat in whole or in part such insurance coverage.

     4.19     Assets  Other  than  Real  Property  Interests.  The  Company or a
              ----------------------------------------------
Company Subsidiary owns all material assets reflected on the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1998, or thereafter acquired, except those sold or otherwise disposed of since December 31, 1998 in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens except (i) such as are set forth in Schedule 4.19 of the Pacific Disclosure
                                         -------------
Letter, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and Liens for Taxes or assessments which are not due and payable or which may thereafter be paid without penalty, (iii) mortgages, liens, security interests and encumbrances which secure debt that is reflected as a liability on the Company's December 31, 1998 balance sheet or the existence of which is indicated in the notes thereto and (iv) other imperfections of title or encumbrances, if any, which, do not, individually or in the aggregate, materially impair the assets or the intended use thereof.

     All the material tangible personal property of the Company and its Subsidiaries has been maintained in accordance with the past practice of the Company and its Subsidiaries and generally accepted industry practice and is in good operating condition and repair, ordinary wear and tear excepted, in each case except such as would, individually or in the aggregate, not have a Material Adverse Effect on the Company.

     4.20     Private  Offering.  Neither Stockholder, any of its Affiliates nor
              ------------------
anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person under circumstances that would cause the issuance and sale of the Stockholder Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act. Neither Stockholder, any of its Affiliates nor anyone acting on its or their behalf will offer the Stockholder Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Stockholder Shares subject to the registration requirements of Section 5 of the Securities Act. Assuming the representations of Buyer contained in Section 5.9 are true and correct, the issuance, sale and delivery of the Stockholder Shares hereunder are exempt from the regis-tration and prospectus delivery requirements of the Securi-ties Act.

     4.21     Disclosure.  No  representation  or warranty of Stockholder and
              ----------
Pacific USA contained in this Agreement, and no statement contained in any document, certificate or schedule furnished or to be furnished by or on behalf of Stockholder and Pacific USA to Buyer or any of its representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     4.22     Antitakeover  Statutes.  Nevada Revised Statutes 78.378 to 78.3793
              ----------------------
and 78.411 to 78.444 do not apply to the transactions contemplated herein and the Board of Directors of the Company is not required to take any action under the terms thereof. No other "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation under the laws of Nevada, Texas or Florida is applicable to the transactions contemplated hereby.

     4.23     Information  Systems  Plan.  The  Company has formulated a plan to
              --------------------------
address the ability of the Company's information systems to process date and time data from, into and beyond the year 2000 ("Year 2000 Data"), and the ability of such systems to interact with third parties' systems and with electrical power, telecommunications and other utilities and services. Schedule
                                                                        --------
4.23  of  the  Pacific  Disclosure  Letter  identifies  the  information systems
----
material to the operations of the Company and its Subsidiaries (the "Information Systems") and identifies for each such Information System (i) whether such Information System has been identified by the Company as being able to accurately process such Year 2000 Data, and (ii) if such Information System has not been identified by the Company as being able to accurately process Year 2000 Data, the plan and target date for replacing, updating or upgrading such Information System in order to be able to accurately process such data. Such plans are proceeding as scheduled and are being implemented at costs which do not exceed the costs expected by the Company and its Subsidiaries to be incurred with respect to their management information systems function in the ordinary course of business. Stockholder and Pacific USA are not aware of any facts or circumstances that create a reasonable basis for them to believe that, if the scheduled replacements, updates or upgrades continue to be made in accordance with the plans identified on Schedule 4.23 of the Pacific Disclosure Letter, the
                             -------------
Information Systems will be unable to accurately process such Year 2000 Data as of and after December 31, 1999. No client, customer, supplier or vendor, and no electric, telecommunications or other utility with whom the Information Systems interact has notified the Company that the Information Systems, when used in combination with any information systems of such person, will be unable to accurately process such Year 2000 Data.

     4.24     Warranty  Obligation.  The  $1,384,956  reserve for warranty costs
              --------------------
included in the June 30, 1999 consolidated balance sheets of the Company and its Subsidiaries filed with the Company Reports sets forth, as of June 30, 1999, the reasonable judgment of the management of the Company of the estimate of the Company's aggregate liability (whether accrued, absolute or contingent) in respect of any warranties issued by the Company or any of its Subsidiaries in connection with the sale of houses by the Company or any of its Subsidiaries.

     4.25     Repurchase Rights.  Except  as  set  forth on Schedule 4.25 of the
              -----------------                             -------------
Pacific Disclosure Letter, since June 30, 1999 no lots owned by the Company or any of its Subsidiaries have become subject to repurchase by any person as a result of the failure of the Company or any of its Subsidiaries to begin construction thereon or to complete construction thereon within the time period required under the lot purchase or lot option contracts pursuant to which such lots have been purchased.

     4.26     HSR  Matters.  The fair market value of the "non-exempt assets" of
              ------------
the Company within the meaning of the regulations under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended ("HSR Regulations") (16 C.F.R.
801.10, 802.2 and 802.4) is less than $15 million. For purposes of this representation, Stockholder and Pacific USA have relied on the Federal Trade Commission's concurrence with the characterization of certain assets of the Company as exempt under Section 802.2 of the HSR Regulations in the letter dated September 29, 1999 from Thompson Knight Brown Parker & Leahy, L.L.P. to the Federal Trade Commission.


                                  ARTICLE  V

                        REPRESENTATIONS  AND  WARRANTIES
                                   OF  BUYER

     Except as set forth in the disclosure letter delivered by or on behalf of Buyer to Stockholder at or prior to the execution hereof that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V (the "Buyer Disclosure Letter") Buyer represents and warrants to
                      -----------------------
each  of  Stockholder  and  Pacific  USA,  as  follows:

     5.1     Existence; Good Standing; Corporate Authority; Compliance with Law.
             ------------------------------------------------------------------
Each of T.O. Greece and Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Buyer. Buyer has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Buyer is not in violation of any order or decree of any Governmental Entity, or any law, ordinance, or regulation to which Buyer or any of its properties or assets is subject, except where such violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer. Buyer has obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or regulations of any Governmental Entity in connection with its business as now conducted, except where the failure to obtain any such item or to take any such action, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer.

     5.2 Authorization,  Validity, and Effect of Agreements. Each of T.O. Greece
         --------------------------------------------------
and Buyer has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated herein, as applicable. The consummation by each of T.O. Greece and Buyer of the transactions contemplated herein has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated herein to be executed by Buyer (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of each of T.O. Greece and Buyer, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     5.3 No  Violation.  Neither the  execution  and  delivery by either of T.O.
             ---------
Greece and Buyer of this Agreement, nor the consummation by T.O. Greece or Buyer of the transactions contemplated herein in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the articles of incorporation or By-laws of such corporation; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the material properties of Buyer under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Buyer is a party, or by which Buyer or any of its properties is bound or affected, except for any of the foregoing matters which would not have a Material Adverse Effect on Buyer; or
(iii)  except as set forth in  Schedule  5.3 of the Buyer  Disclosure  Schedule,
                               -------------
require any material consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, the failure to obtain or make which would have a Material Adverse Effect on Buyer.

     5.4 No  Brokers.  Neither  T.O.  Greece  nor  Buyer  has  entered  into any
             -------
contract, arrangement or understanding with any person or firm which may result in the obligation of any party to this Agreement to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated herein. Other than the arrangements described in Sections 3.4 and 4.12, neither T.O. Greece nor Buyer is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated herein.

     5.5     Financial  Statements.  T.O.  Greece  and  Buyer  have delivered to
             ---------------------
Stockholder and Pacific USA (a) the audited consolidated balance sheets of T.O. Greece and its Subsidiaries as of December 31, 1998, and the related audited statements of income, and retained earnings, and cash flow for the year then ended, together with the report thereon of Nikolaos Christopoulos and Visilios Tsapatsaris of the National Body of Certified Auditors, a Greek State-owned company, the auditors, and English language versions of the unaudited consolidated balance sheets, and related statements of income, retained earnings and cash flow as of September 30, 1999 (collectively, the "Financial
                                                                     ---------
Statements"). The Financial Statements (including the related notes and schedules) fairly present the consolidated financial position of T.O. Greece and its Subsidiaries as of the dates thereof and each of the consolidated statements of income, retained earnings and cash flows included in the Financial Statements (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of T.O. Greece and its Subsidiaries for the periods set forth therein, in each case in accordance with generally accepted accounting principles in Greece, consistently applied during the periods involved, except as may be noted therein. Buyer is a newly organized, wholly-owned indirect subsidiary of T.O. Greece and, except for those matters contemplated in this Agreement, it has no assets, liability, income or loss at the date hereof.

     5.6 Funds.  T.O.  Greece and Buyer will have at the Closing Date, the funds
         -----
necessary to consummate the Stock Purchase and the transactions contemplated herein on a timely basis in accordance with this Agreement. Neither T.O. Greece nor Buyer nor any of their Affiliates has any present intention or need to pledge any asset of the Company or its Subsidiaries to support any financing of this transaction.

     5.7 Investment Purpose.  Buyer is an "accredited investor," as such term is
         ------------------
defined in Regulation D of the Securities Act and will acquire the Stockholder Shares for its own account and not with a view to a sale or distribution thereof in violation of any securities laws, and Buyer will not sell or distribute any of the Stockholder Shares in violation of any securities laws. Buyer has the present intention of holding the Stockholder Shares for investment purposes.

     5.8 Access to  Information.  During the course of the  negotiation  of this
         ----------------------
Agreement, Buyer reviewed or has been afforded the opportunity to review all information provided to it by Stockholder and Pacific USA and has had the opportunity to ask questions of and receive answers to its satisfaction from representatives of Stockholder and Pacific USA concerning the Company, the Stockholder Shares, and to obtain certain additional information reasonably requested by Buyer. The foregoing access or review shall not be deemed to affect the representations and warranties and indemnities made by Stockholder and Pacific USA hereunder. Notwithstanding any "due diligence" investigations made by Buyer, no information shall be deemed to have been disclosed for purposes of the representations and warranties made herein unless contained in the Pacific Disclosure Letter.


                               ARTICLE  VI

                                COVENANTS

     6.1  Conduct of  Business.  Except as (i)  expressly  contemplated  in this
          --------------------
Agreement,  (ii) set forth in Schedule 6.1 of the Pacific  Disclosure Letter, or
                              ------------
(iii) as expressly agreed to in writing by Buyer, during the period from the date of this Agreement to the termination of this Agreement or the Closing Date, Stockholder and Pacific shall use their reasonable efforts to cause the Company and each of its Subsidiaries:

          (a) to conduct their respective operations according to the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (b) to preserve intact their respective business organizations and goodwill, keep available the services of their officers and employees and maintain satisfactory relationships with their customers, suppliers and other persons having business relationships with them;

          (c) to confer on a regular basis with one or more representatives of Buyer to report operational matters of materiality and any proposals of the Company or any of its Subsidiaries to engage in material transactions;

          (d) not to permit the Company to amend the organizational documents of the Company or any of its Subsidiaries;

          (e) to promptly notify Buyer of (i) any material emergency or other material change in the condition (financial or otherwise) of the Company's or any Company Subsidiary's business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, (ii) any material litigation or material complaints, investigations or hearings of any Governmental Entity (or communications indicating that the same may be contemplated), or (iii) the breach in any material respect of any representation or warranty or covenant contained herein;

          (f) to promptly deliver to Buyer true and correct copies of any report, statement or schedule filed by the Company with the SEC subsequent to the date of this Agreement;

          (g) not to permit the Company or any Company Subsidiary to (i) issue any shares of its Capital Stock, effect any stock split or otherwise change its capitalization as it exists on the date of this Agreement, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its Capital Stock,
     (iii) increase any compensation or benefits or enter into or amend any employment, severance, termination or similar agreement with any of its present or future employees, officers or directors, except for normal increases in compensation and benefits to employees consistent with past practice and the payment of cash bonuses to employees pursuant to and consistent with existing plans or programs, (iv) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans or as may be required by applicable law, or (v) increasing the amount, or expanding the scope, of any indemnification currently provided for employees, officers or directors;

          (h) not to permit the Company to (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its Capital Stock; (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its Capital Stock or Capital Stock of any of its Subsidiaries, or make any commitment for any such action; or
     (iii) split, combine or reclassify any of its Capital Stock;

          (i) not to permit the Company or any of its Subsidiaries to sell, lease or otherwise dispose of any assets (including Capital Stock of Company Subsidiaries) outside of the ordinary course of business consistent with past practices or any assets which in the aggregate are material to the Company or any of its Subsidiaries, or enter into any commitment to do so; provided that the sale of homes and lots by the Company and/or any of its Subsidiaries in the ordinary the course of business shall not be a violation of this clause (i);

          (j) not to permit the Company or any of its Subsidiaries to (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business; (ii) except for obligations of Subsidiaries of the Company, assume, guaranty, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practices in an amount not material to the Company or any of its Subsidiaries; (iii) other than to Subsidiaries of the Company and the entities listed in Schedule 4.4 of the Pacific Disclosure Letter in
                                ------------
     the ordinary course of business and consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other person; (iv) modify in any manner adverse to the Company or any of its Subsidiaries any outstanding indebtedness or obligation of the Company or any of its Subsidiaries; (v) pledge or otherwise encumber shares of Capital Stock of its Subsidiaries; or (vi) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to create any material mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset except in the ordinary course of business consistent with past practices;

          (k) not to permit the Company or any of its Subsidiaries to acquire assets outside the ordinary course of business consistent with past practices or any assets which in the aggregate are material to the Company and its Subsidiaries taken as a whole, or enter into any commitment to do so;

          (l) not to permit the Company or any Company Subsidiary to change any of its accounting principles or practices;

          (m) not to permit the Company or any of its Subsidiaries to: (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into or amend any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company or any of its Subsidiaries; (iii) authorize any new capital expenditure or expenditures (including the purchase of land except in the ordinary course of business consistent with past practice or pursuant to the contracts listed in
     Schedule 4.5 of the Pacific Disclosure Letter) which,  individually,  is in
     ------------
     excess of  $250,000  or,  in the  aggregate,  are in excess of  $1,000,000;
     provided, that none of the foregoing shall limit any capital expenditure (including the purchase of land) within the aggregate amount previously authorized by the Company's Board of Directors for capital expenditures, written evidence of which has been provided to Buyer prior to the date of this Agreement; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action which would be prohibited hereunder;

          (n) not to permit the Company or any of its Subsidiaries to pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected, reserved against or disclosed in the consolidated financial statements (or the notes thereto) of the Company and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

          (o) not to permit the Company or any of its Subsidiaries to settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated herein;

          (p) not to permit the Company or any of its Subsidiaries to make any material Tax election (other than in a manner consistent with prior practices of the Company), file any Tax Return (other than Tax Returns due),  settle or compromise  any material Tax  liability  (other than Taxes due) or agree to an extension of a statute of limitations with respect to any material amount of Tax (other than extensions for filing Tax Returns or an extension relating to the current audit disclosed in Schedule 4.9(c) of
                                                              ---------------
     the Pacific Disclosure Letter), except to the extent the amount of any such Tax, settlement or compromise has been reserved for in the financial statements contained in the Company Reports filed prior to the date of this Agreement; provided, the Buyer shall not unreasonably withhold or delay consent as to such matters;

          (q) not to permit the Company or any of its Subsidiaries to cancel any material indebtedness (individually or in the aggregate) without having an adequate replacement therefor with another lender, or waive any claims or rights of substantial value;

          (r) not to permit the Company or any of its Subsidiaries to pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, Stockholder or any of its Affiliates (other than the Company and its Subsidiaries, other than pursuant to agreements listed in Schedule 4.5(iv) or Schedule 4.14 of the
                                      -----------------    --------------
     Pacific Disclosure Letter, and other than intercompany transactions in the ordinary course of business);

          (s) not to permit the Company or any of its Subsidiaries to take any action having the same or similar economic effect, or being of the same or similar nature, as any of the actions described in Sections 6.1(a) through
     (r); and

          (t) not to permit the Company or any of its Subsidiaries to commit to, take, or agree in writing or otherwise to commit to or take, any of the actions described in Section 6.1(a) through (s) or any action that would result in a breach of any covenant of Pacific USA and Stockholder related to the Company contained in this Agreement.

     6.2  Covenants  of  Buyer.  From  the  date of  this  Agreement  until  the
          --------------------
termination of this Agreement or the Closing Date, Buyer covenants and agrees that it shall take no action which would (i) materially adversely affect the ability of any party to this Agreement to obtain any consents, approvals, or authorizations required for the transactions contemplated herein, or (ii) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

     6.3 Access to Information;  Confidentiality. From the date hereof until the
         ---------------------------------------
termination of this Agreement or the Closing Date, upon reasonable notice and subject to applicable laws, each party shall afford the other parties their respective accountants, counsel, and other representatives, during normal business hours, reasonable access to all of such party's properties or assets, books, contracts, commitments, and records and, during such period, each party shall furnish promptly to the other (a) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws, (b) a copy of all filings made with any Governmental Entity in connection with the transactions contemplated in this Agreement and all written communications received from such Governmental Entities related thereto, and (c) all other information concerning its business, properties, and personnel as such other party may reasonably request. Each party shall, and shall cause its respective advisors and representatives to (i) conduct its investigation in such a manner that will not unreasonably interfere with the normal operations, customers or employee relations of the other and shall be in accordance with procedures established by the parties having due regard for the foregoing, and (ii) refrain from using for any purposes other than as set forth in this Agreement and shall treat as confidential in accordance the terms of the Confidentiality Agreement all such information obtained by each hereunder or in connection herewith and not otherwise known to them prior to disclosure hereunder.

     6.4  Athens  Stock  Exchange  Filings.  T.O.  Greece  has filed with ASE an
             -----------------------------
information memorandum in connection with a share capital increase resolved by T.O. Greece at its Extraordinary General Meeting of Shareholders dated October 21, 1999 (together with any amendments or supplements thereto, the "Memorandum")
                                                                    ----------
it being understood that part of the share capital increase proceeds shall be applied, directly or indirectly, in whole or in part, toward payment of the Purchase Price. In addition, following the consummation of this Agreement, T.O. Greece shall be required to file with the ASE an information bulletin, where it acquired (or may be deemed to acquire) control of a non-ASE listed company and the purchase price is in excess of 20% of the net asset value of such acquiring party. Buyer shall use its reasonable best efforts to have the Memorandum approved, where required by ASE as promptly as possible. Stockholder, Pacific USA and the counsel of each shall be provided with any comments which T.O. Greece or its counsel may receive from ASE or its staff with respect to such filings.

     6.5 Publicity.  The initial press release  relating to this Agreement shall
         ---------
be a joint press release which has heretofore been approved by the parties hereto, and thereafter Stockholder and Buyer shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated herein and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

     6.6 Further  Action.  Upon the terms and subject to the  conditions of this
         ---------------
Agreement, Pacific USA and Stockholder, on the one hand, and Buyer, on the other hand, shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated in this Agreement, to obtain in a timely manner all material waivers, consents and approvals, and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied in all material respects all conditions precedent to its obligations under this Agreement.

     6.7 Expenses.  Whether or not the Stock Purchase is consummated,  all costs
         --------
and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expenses.


     6.8     Certain  Benefits.
             -----------------

     (a) On or before the Closing Date, but effective immediately prior to the Closing, Pacific USA shall cause (i) the Company and its Subsidiaries to cease to be sponsors and/or adopting employers under the Company Benefit Plans identified as items 1 through 4 of Schedule 4.10(a) to the Pacific Disclosure Letter that are subject to Section 3(3) of ERISA (the "3(3) Plans") and (ii) the

Company and its Subsidiaries to transfer, and thereafter be relieved of, all of their respective obligations and liabilities relating to the 3(3)Plans to one or more corporations or other entities designated by Pacific USA (other than the Company and its Subsidiaries); provided, however, that after the Closing, the Company and its Subsidiaries shall contribute such amounts to, or with respect to, the 3(3) Plans as are necessary to satisfy the obligations of the Company and its Subsidiaries with respect to benefits accrued under the 3(3) Plans prior to the Closing Date.

     (b) As soon as administratively feasible after the Closing Date, Buyer shall cause each employee of the Company and its Subsidiaries (a "Company Employee") on such date to be provided employee benefits that are reasonably comparable to the employee benefits provided to such Company Employee by Pacific USA and the Company at the date hereof. Buyer shall cause (i) each Company Employee to be credited, for the year during which coverage under any Buyer group health plan begins, with any deductibles and copayments already incurred during such year under the Pacific USA's group health plan, (ii) each Company Employee as of the Closing Date who participated in Pacific USA's group health plan shall participate in the Buyer group health plan upon the later to occur of the Closing Date or the effective date of such plan, (iii) any preexisting condition restrictions to be waived to the extent that such restrictions were not applicable under the Pacific USA group health plan and (iv) each Company Employee's years of service with the Company and its Subsidiaries prior to the Closing Date to be recognized for purposes of eligibility, vesting and benefit determination under any employee benefit plans and programs (other than benefit accruals under any defined benefit pension plan) implemented by the Company after the Closing Date. Notwithstanding any provision in this Agreement to the contrary, Buyer expressly reserves the right to amend, modify or terminate any employee benefit plan or program established or maintained after the Closing
Date  for  the  benefit  of  any  Company  Employee.

     (c) Pacific USA shall , as soon as administratively feasible after the Closing Date, cause to be transferred from the trustee of Pacific USA's 401(k) Plan to the trustee of a qualified defined contribution plan established for the Company ("Company's 401(k) Plan") an amount in cash equal to the aggregate
           -----------------------
account balances of Company Employees who are participants in Pacific USA's 401(k) Plan as of the Closing Date ("Company Participants") under Pacific USA's
                                      --------------------
401(k) Plan determined as of the transfer date (which shall be a valuation date) in accordance with the methods of valuation set forth in Pacific USA's 401(k) Plan; provided, however, that to the extent any Company Participant owes any amount to Pacific USA's 401(k) Plan pursuant to the terms of a loan from such plan to such Company Participant, an in-kind transfer of such loan shall be made in lieu of the transfer of cash. From and after the date of such transfer, Buyer shall cause Company's 401(k) Plan to assume the obligations of Pacific USA's 401(k) Plan with respect to benefits accrued by the Company Participants under Pacific USA's 401(k) Plan, and Pacific USA's 401(k) Plan shall cease to be responsible therefor. Buyer and Pacific USA shall cooperate in making all appropriate arrangements and filings, if any, in connection with the transfer described above. Further, Buyer and Pacific USA shall cooperate and take such actions as are necessary to permit the continuation of loan repayments by Company Participants to Pacific USA's 401 (k) Plan by payroll deductions during the period beginning on the Closing Date and ending on the date of the transfer described in this subsection. Pacific USA represents, covenants and agrees with respect to Pacific USA's 401(k) Plan, and Buyer represents, covenants and agrees with respect to Company's 401(k) Plan, that, as of the date of the transfer described in this subsection, such plan (i) will satisfy the requirements of Sections 401(a), (k), and (m) of the Code, (ii) has or, in the case of the Company's 401(k) Plan, will have, received a favorable determination letter regarding such qualified status, and (iii) will have not, since the receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such qualified status.

     (d) Nothing contained in this Section 6.8 is intended to confer upon any Company Employee any right to continued employment or any right to wages or benefits at any time after the Closing Date.

     6.9  Notification  of Certain  Matters.  The parties  hereto shall promptly
          ---------------------------------
notify each other orally and in writing of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (A) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time or (B) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. The parties hereto shall give prompt notice to the other of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated in this Agreement.

     6.10  No  Solicitation;  Third  Party  Offers.  Each  of  Pacific  USA  and
           ---------------------------------------
Stockholder represents and warrants to, and covenants and agrees with, Buyer that neither it nor the Company has any agreement, arrangement or understanding with any potential third party acquirer of the Company that, directly or indirectly, would be violated, or require any notice or amendment or the payment of any fee, by reason of the execution, delivery or consummation of this Agreement. Each of Pacific USA and Stockholder shall, and it shall cause its Affiliates, officers, directors, employees, investment bankers, attorneys and other agents and representatives to, immediately cease any existing discussions or negotiations with any person other than Buyer (a "Third Party") heretofore
                                                       -----------
conducted with respect to any Acquisition Transaction. At any meeting of stockholders of the Company or in any other circumstances in which the Stockholder's vote, consent or other approval may be sought, Stockholder will vote the Stockholder Shares in favor of any action required to approve the transactions contemplated hereby and against any Acquisition Transaction or action that would tend in any manner to prevent, nullify, frustrate, delay or impede the transactions contemplated hereby. Each of Pacific USA and Stockholder shall not, and each shall prohibit its Affiliates, officers, directors, employees, investment bankers, attorneys and other agents and representatives from taking any action to, directly or indirectly, (i) solicit or initiate any inquiries, proposals or offers from any Third Party with respect to any acquisition or purchase of a material portion of the assets (other than in the ordinary course of business) or business of, or any significant equity interest in (including by way of a tender offer), or any merger, consolidation or business combination with, or any recapitalization or restructuring, or any similar transaction involving, the Company or the adoption of any plan of liquidation of the Company or declaration of an extraordinary dividend or the repurchase by the Company of any issued and outstanding Common Stock (the foregoing being referred to collectively as an "Acquisition Transaction") or
                                                  ------------------------
(ii) negotiate or otherwise communicate in any way with any Third Party or otherwise with respect to any Acquisition Transaction or the details thereof.

     6.11     Indemnification  by  Company.
              ----------------------------

     (a) For a period of three (3) years after the Closing, Buyer shall not cause or permit the Company to (i) repeal or eliminate Article VIII of the Company's by-laws as in effect on the date hereof ("Article VIII"), or (ii) amend such Article or adopt any bylaw provision inconsistent with Article VIII in such a manner that would eliminate or adversely effect the indemnification of the present directors, officers, employees, and agents of the Company after the Closing Date. Buyer shall not cause or permit any of the Company Subsidiaries to repeal or eliminate indemnification provisions contained in any bylaws (or other organizational document) of any such Company Subsidiary in such a manner that would eliminate or adversely affect the indemnification of the present directors, officers, employees, and agents of the Company after the Closing Date.

     (b) If during such three (3) year period, Buyer shall sell all or any portion of the Company Shares or if the Company or any of its successors or assigns shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any person, corporation or entity, then in each case, Buyer shall not permit or authorize such transaction unless proper provision shall be made so that the successors and assigns of Buyer and the Company shall assume the obligations of Buyer set forth in this Section 6.11 or provide comparable protections.

     (c) For a period of six years after the Closing Date, Buyer shall cause the Company to maintain in effect (through the continuation or endorsement of the Company's existing directors' and officers' liability coverage (the "D&O
                                                                             ---
Insurance")  or  the  purchase  of  a  "tail-end"  rider  permitted  by such D&O
---------
Insurance policy) the directors' and officers' liability coverage in force covering persons who are directors and officers of the Company as of the date hereof who are covered by the D&O Insurance, on the terms (including the amounts of coverage and deductibles, if any) at least as favorable to those now applicable to them; provided, that the total cost of such coverage does not exceed 150% of the annual premium currently paid by the Company for D&O Insurance and if the premium for such coverage exceeds such amount, the Company shall maintain the greatest coverage available for such 150% of the annual premium. In lieu of purchasing reporting tail coverage, Buyer may purchase fully-paid in advance directors' and officers' liability insurance coverage covering persons who are directors and officers of the Company or any Company Subsidiary on the date hereof for the six-year period from the Closing Date on terms no less advantageous to the intended beneficiaries thereof than the existing D&O Insurance.

     (d) The provisions of this Section 6.11 are intended to be for the benefit of and shall be enforceable by, each indemnified party, his or her heirs and representatives, and shall survive the consummation of the Stock Purchase and be binding on all successors and assigns of Buyer and the Company.

     6.12     Indemnification  by  Pacific  USA  and  Stockholder
              ---------------------------------------------------

             (a)      Indemnity.
                      ---------

     (1) Pacific USA and Stockholder shall jointly and severally indemnify Buyer, its Affiliates (including the Company and the Company Subsidiaries following the Closing) and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (collectively "Damages") suffered or
                                                         -------
incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Pacific USA and Stockholder which survives the Closing contained in this Agreement or contained in any certificate delivered pursuant hereto (it being agreed and acknowledged by the parties that for purposes of Buyer's right to indemnification the representations and warranties of Pacific USA and Stockholder contained herein shall not be deemed qualified by any references herein to materiality generally or to whether any such breach results or may result in a Material Adverse Effect on the Company) or (ii) any breach of any covenant of Pacific USA or Stockholder contained in this Agreement.

     (2) In addition, Pacific USA and Stockholder shall jointly and severally indemnify Buyer, its Affiliates (including the Companies following the Closing) and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any and all Damages suffered or incurred by any such indemnified party to the extent (and only to the extent) that any such Damage is a proximate result of the reduction of carrying value, as reflected on the financial statements of the Company and its Subsidiaries as of and at the Closing Date (including a reduction through a restatement of such financial statements) of the assets acquired by the Company in connection with its purchase of The Adler Companies, Inc., a Florida corporation ("Adler"); and provided further, that (x) the
                                  -----
indemnity contemplated in this sentence shall be available and shall apply only to an action for Damages brought against any such indemnified party by any unaffiliated third party on or before the third anniversary of the Closing Date, arising from the reduction of such carrying value, and (y) that such indemnity shall not apply to a restatement of the financial statements for the year during which the Closing Date falls and prior years for the purpose of reducing such carrying value unless Pacific USA and Stockholder and independent certified public accountants of their selection have had an opportunity to discuss such restatement with Buyer, the Company and the Company's certified independent accountants, regarding the merits of any such restatement that could result in a claim for indemnity under this Agreement.

     (3)     The  express  written waiver by Buyer of any condition set forth in
Section 7.2 based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will preclude any right of Buyer to indemnification, payment of Damages, or other remedy based on such representation, warranty, covenant, and obligation.

     (b)     Time  Limitations.  Pacific  USA  and  Stockholder  will  have  no
             -----------------
liability (for indemnification or otherwise) with respect to any representation or warranty, other than those in Sections 3.1, 3.5, 4.9, 4.10 and 4.13, unless on or before six (6) months following the Closing Date, Buyer notifies Pacific USA and Stockholder in writing of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Pacific USA and Stockholder will have no liability (for indemnification or otherwise) with respect to any representation or warranty contained in Section 4.13, unless on or before three (3) years following the Closing Date, Buyer notifies Pacific USA and Stockholder in writing of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Pacific USA and Stockholder will have no liability (for indemnification or otherwise) with respect to any representation or warranty contained in Section 4.9 relating to Property Taxes, unless on or before two (2) years following the Closing Date, Buyer notifies Pacific USA and Stockholder in writing of a claim relating to such Property Taxes, specifying the factual basis of the claim in reasonable detail to the extent known by Buyer. A claim with respect to Section 3.1, 3.5, or 4.10 may be made at any time prior to the expiration of the applicable statute of limitations period. Any claim related to Taxes (other than Property Taxes) shall be governed solely by the Tax Indemnity and Allocation Agreement described in Section 6.13 hereof.

     (c)     Limitations  on  Amount.  Pacific  USA and Stockholder will have no
             -----------------------
liability (for indemnification or otherwise) with respect to the matters described in Section 6.12(a)(1) until the total of all Damages with respect to such matters exceeds $250,000, and then only for the amount by which such Damages exceed $250,000. In addition, the aggregate indemnification liability under Section 6.12 (a) shall not exceed $30,000,000.

     (d)     Procedures  Relating to Indemnification.  In order for a party (the
             ----------------------------------------
"indemnified  party")  to  be entitled to any indemnification provided for under
 ------------------
this Agreement in respect of, arising out of or involving a claim or demand made by any person against the indemnified party (a "Third Party Claim"), such
                                                       -----------------
indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the
--------   -------
indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indem-nified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (includ-ing court papers) received by the indemnified party relating to the Third Party Claim.

     If a Third Party Claim is made against an indemni-fied party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; provided that such counsel is not reasonably objected to by
                     --------
the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subse-quently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnify-ing party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

     If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prose-cution thereof. Such cooperation shall include the reten-tion and (upon the indemnifying party's request) the provi-sion to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnify-ing party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third Party Claim, the indem-nified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnifying party completely in connection with such Third Party Claim and which would not otherwise adversely affect the indemnified party.

     Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. All claims under Sec-tion 6.12 (a) other than Third Party Claims shall be governed by Section 6.12(e).

     (e)     Other  Claims.  In  the  event  any indemnified party should have a
             --------------
claim against any indemnifying party under Section 6.12 (a) that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 6.12 (a), except to the extent that the indemnifying party demon-strates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 10 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 6.12 (a), such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 6.12(a) and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally deter-mined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

     (f)     Sole  and Exclusive Remedy.  Should the Closing occur, Buyer's sole
             --------------------------
and exclusive remedies for any breach of the representations and warranties of Stockholder and Pacific USA under this Agreement and any certificate delivered pursuant to this Agreement (other than claims of or causes of action arising from fraud), shall be the remedies provided in Section 6.12 (a) through (e), and Buyer hereby waives, from and after the Closing occur, any and all other remedies (other than claims of or causes of actions arising from fraud) which may be available at law or equity for any breach or alleged breach of representations and warranties of Stockholder and Pacific USA and the Affiliates of each.

     6.13     Tax Indemnity Agreement.  Stockholder and Buyer will execute a tax
              -----------------------
indemnity  and  allocation  agreement  substantially in the form of Exhibit 6.13
                                                                    ------------
hereto  (the  "Tax  Indemnity  Agreement")  on or before the Closing Date, which
               -------------------------
shall contain the sole and exclusive remedies of the parties with respect to the matters covered therein.

     6.14     Release of Guaranty or Indemnification.  Pacific USA executed that
              --------------------------------------
certain Limited Guaranty dated March 1998, executed by Pacific USA in favor of Bank United (the "Guaranty") for the purpose of guarantying the payment by the
                    --------
Company  of  amounts  relating  to  two certain letters of credit issued by Bank
United for the account of the Company in the amounts of $3,193,500 and $7,316,096, respectively ("Company Letters of Credit"). The Company Letters of
                            -------------------------
Credit secure the payment by the Company of certain acquisition obligations of the Company described under the heading "Acquisition Notes Payable" on Schedule
                                                                        --------
4.5-1 of the Pacific Disclosure Letter.   Buyer shall use its reasonable efforts
-----
to cause Pacific USA to be released, as of the Closing Date, from any and all obligations under the Guaranty and shall provide a substitute guaranty from T.O. Greece and Buyer for the Guaranty on the Closing Date. In the event that Buyer or Company are unable to obtain a full and complete release of Pacific USA from the Guaranty, Buyer and Company shall, jointly and severally, indemnify Pacific USA from all costs, fees, or expenses (including reasonable attorneys' fees) judgments, fines, penalties, losses, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation, whether civil, administrative, or investigative, arising due to actions after the Closing out of or relating to the Guaranty and shall execute and deliver to Pacific USA such other agreements or documents as necessary to properly evidence such indemnification obligation.

     6.15  Non-Competition.  For  a  period  of  four  years  from  the Closing,
           ----------------
Stockholder, Pacific USA and their Affiliates shall not, and Stockholder and Pacific USA shall cause each of their Affiliates not to, directly or indirectly:

          (i) engage in homebuilding activities or businesses which are substantially in competition with the homebuilding business of the Company or its Subsidiaries within a fifty (50) mile radius of any location where the Company or any of its Subsidiaries currently conducts its homebuilding activities or businesses ("Competitive Activities"); and

          (ii) perform any action, activity or course of conduct consisting of the following ("Detrimental Activities"): (A) soliciting, recruiting or hiring any employees of the Company or any Company Subsidiary; (B) soliciting or encouraging any employee of the Company or any Company Subsidiary to leave the employment of the Company or any Company Subsidiary and (C) disclosing or furnishing to anyone any confidential information relating to the Companies or other-wise using such confidential information for its own benefit or the benefit of any other person.

     Notwithstanding anything to the contrary contained in this Section 6.15, Buyer hereby agrees that the foregoing covenant shall not be deemed breached as a result of the ownership by Stockholder or Pacific USA or any Affiliate of Stockholder or Pacific USA of: (i) less than an aggregate of 5% of any class of stock of a person engaged, directly or indirectly, in Competitive Activities; or
(ii) less than 10% in value of any instrument of indebted-ness of a person engaged, directly or indirectly, in Competitive Activities. In addition, Pacific USA and its Affiliates (other than the Companies) are engaged in the businesses of commercial and residential real estate acquisition and investment, development and renovation and single-family lot development involving the subdivision of land and construction and installation of streets, utilities, and other infrastructure improvements required to prepare single family lots for sale to builders. Notwithstanding anything to the contrary contained in this Section 6.15, Buyer hereby agrees that the foregoing covenants shall not apply to these activities but shall be limited to the construction of single family homes.

     If any covenant in this Section 6.15 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against Pacific USA and Stockholder.

     6.16     Option  to  Purchase  in  Single  Family  Lot  Developments.
              -----------------------------------------------------------

          (a) For a period of two (2) years from and after the Closing Date, Pacific USA shall cause its Affiliates engaged in the business of single family lot development (the "Lot Development Affiliates") to first offer to
                                  --------------------------
     the Company the option and right to purchase lots (the "Option") associated
                                                             ------
     with each single family lot development project in each market in which the Company is then currently operating (the "Project"), for which an earnest
                                                -------
     money contract for the purchase of land for such Project is entered into by the Lot Development Affiliate after the Closing Date. A Lot Development
     Affiliate generally enters into such contracts subject to feasibility studies and due diligence. During the due diligence period set forth in the earnest money contract, the Lot Development Affiliate will send a written notice to the Company offering the Company the first opportunity to purchase such lots in such Project. Such offer ("Offer") shall include the
                                                       -----
     number of lots, size of lots, the lot purchase price, lot price escalator factor, minimum lot purchase requirements, zoning classification, earnest money, specific performance requirements and other terms determined by the Lot Development Affiliate in its sole discretion. The Company shall exercise its Option within ten (10) days following receipt of the Offer. If the Company does not notify the Lot Development Affiliate in writing of its election to purchase the lots on or before 5:00 p.m. Central Time on the 10th day following receipt of the Offer, then it shall be deemed that the Company has elected not to exercise its Option. If the Company desires to make any changes to the terms of the Offer, then the Company must negotiate with the Lot Development Affiliate during the ten (10) day period; if the Company and the Lot Development Affiliate are unable to agree on terms prior to the expiration of the ten (10) day period then the Company's Option as to the lots described in the Offer shall terminate and the Lot Development Affiliate shall have no further obligation to the Company concerning such lots or the Project, except as provided in Section 6.16(b). If the Company elects to purchase the lots, then the Company and the Lot Development Affiliate shall, on or before the 20th day following receipt of the Offer, execute the lot purchase agreement containing such terms and conditions contained in the Offer (or as otherwise agreed to by both parties prior to the expiration of the ten day period following the Offer). If a lot purchase agreement acceptable to both parties is not agreed to and executed prior to such twenty (20) day period, then the Company's Option as to the lots described in the Offer shall terminate and the Lot Development Affiliate shall have no further obligation to the Company concerning such lots or the Project, except as provided in Section 6.16(b).If the Lot Development Affiliate determines not to proceed with any Project at the end of the due diligence period under the contract for purchase of the land, then the lot purchase agreement shall terminate.

          (b) In the event that the Company elects not to accept the Offer described in Section 6.16(a), then the Company, at its election, may submit to the Lot Development Affiliate, on or before ten (10) days following the receipt of the Offer, a written offer to purchase (the "Company's Offer")
                                                              ----------------
     the lots identified in the Offer.

          The Lot Development Affiliates shall have ten (10) days following receipt of the Company Offer to accept the Company Offer or the Company Offer shall terminate; provided, however that the Lot Development Affiliate shall not be permitted to sell said lots included in the Company Offer to a third Party on financial terms less favorable to the Lot Development Affiliate than that set forth in the Company Offer without giving the Company an opportunity to match such financial terms.

          (c) For purposes of this Section 6.16 only, offers, notices, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopier to the respective parties as follows:

          If  to  the  Company,  in  relation  to  a  property  in  Florida:

          Westbrook  Communities,  Inc.
          Attention:  James  M.  Carr
          President  &  CEO
          9350  Sunset  Drive,  Suite  100
          Miami,  FL   33173
          Facsimile  No.:  (305)  595-2676

          If to the  Company,  in relation to a property in a market  other than
     Florida:

          Newmark  Homes,  L.P.
          Attention:  Eric  Rome
          5910  Courtyard  Drive,  Suite  230
          Austin,  TX  78731
         Facsimile  No.:  (512)  342-0057

     If  to  the  Lot  Development  Affiliate:

          LandSource  Corporation
          Attention:  Coleman  Bradley
          17505  West  Catawba  Avenue,  Suite  350
          Cornelius,  NC  28031
          (704)  987-9873

     or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

     6.17     Services  Agreement.  Stockholder  and  Pacific USA will execute a
              -------------------
Services  Agreement  substantially  in  the  form  of  Exhibit 6.17  hereto (the
                                                       ------------
"Services Agreement") simultaneously with the Closing.   Such Services Agreement
 ------------------
shall become effective upon the approval, after Closing, by the Company's Board of Directors of the Services Agreement and the execution thereof by the Company.

     6.18     Company  Board  of  Directors.  Pacific  USA and Stockholder shall
              -----------------------------
cause Mike McCraw, and Bill Bradley to resign from their positions on the Board of Directors of Company at the Closing Date.


                                 ARTICLE  VII

                                  CONDITIONS

     7.1     Conditions  to  Each  Party's  Obligation to Effect Stock Purchase.
             ------------------------------------------------------------------
The respective obligation of each party to effect the Stock Purchase is subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

          (a)  Regulatory  Consents.  All filings with any  Governmental  Entity
               --------------------
     required to be made prior to the Closing Date by Stockholder, Pacific USA or Buyer or any of their respective Subsidiaries, and all consents of any Governmental Entity required to be obtained prior to the Closing Date by Stockholder, Pacific USA or Buyer or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by Stockholder, Pacific USA and Buyer shall have been made or obtained (as the case may be), except where the failure to so make or obtain will not result in a Material Adverse Effect upon Buyer, Stockholder, Pacific USA or the Company.

          (b) Other Consents. All consents or waivers identified in Schedule 3.3
              --------------                                        ------------
     of the Pacific Disclosure Letter shall have been made or obtained.

          (c) Prohibition.  No court or other  Governmental  Entity of competent
              -----------
     jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) (collectively, an "Order")
                                                                         -----
     that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated in this Agreement. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), challenging or seeking to restrain or prohibit the purchase and sale of the Stockholder Shares or any of the other transactions contemplated by this Agreement.

          (d) Tax  Indemnity  Agreement.  Buyer and  Pacific USA shall have duly
              -------------------------
     executed and  delivered the Tax  Indemnity  Agreement  described in Section
     6.13.


     7.2 Conditions to Obligations of Buyer.  The obligations of Buyer to effect
         ----------------------------------
the Stock Purchase are also subject to the satisfaction or waiver by Buyer at or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
     of Stockholder and Pacific USA set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date) as of the Closing Date as though made on and as of the Closing Date.

          (b) Performance of Obligations of Stockholder and Pacific USA. Each of
              ---------------------------------------------------------
     Stockholder and Pacific USA shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c)  Officer's  Certificates.  Buyer  shall have been  furnished  with
               -----------------------
     certificates, executed by a duly authorized officer of each of Stockholder and Pacific USA, dated the Closing Date, certifying as to the fulfillment of the conditions in Sections 7.2(a) and 7(b).

          (d) Closing Documents. Each document required to be delivered pursuant
              -----------------
     to Section 2.3(a) must have been delivered.

          (e) Opinion.  Buyer shall have  received an opinion  dated the Closing
              -------
     Date of Thompson Knight Brown Parker & Leahy L.L.P., counsel to Pacific USA and Stockholder, substantially in the form of Exhibit 7.2(e)-1. Buyer shall
                                                   ----------------
     have received an opinion dated the Closing Date of counsel to certain Subsidiaries of the Company, substantially in the form of Exhibit 7.2(e)-2.
                                                               -----------------

          (f)  Proceedings.  There  shall not be  pending or  threatened  by any
               -----------
     Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (A) seeking to obtain from T.O. Greece or Buyer in connection with the purchase and sale of the Stockholder Shares any money damages that are material in relation to T.O. Greece and Buyer taken as a whole, (B) seeking to prohibit or limit the ownership or operation by Buyer, the Company or any of the Company's Subsidiaries, of any material portion of the business or assets of Buyer or the Company and its Subsidiaries taken as a whole, or to compel Buyer, the Company or any of the Company's
     Subsidiaries to dispose of or hold separate any material portion of the business or assets of Buyer or the Company and its Subsidiaries taken as a whole, in each case as a result of the purchase and sale of the Stockholder Shares or any of the other transactions contemplated by this Agreement, (C) seeking to impose limitations on the ability of Buyer to acquire or hold, or exercise full rights of ownership of, the Stockholder Shares, including the right to vote the Stockholder Shares on all matters properly presented to the stockholders of the Company or (D) seeking to prohibit Buyer from effectively controlling in any material respect the business or operations of the Company or any of its Subsidiaries.

          (g) The appropriate officers of each of Pacific USA, the Companies and any other person, as required by the applicable agreement, shall have executed and delivered each agreement described in Exhibit 7.2(g) hereof
                                                           --------------
     which is contemplated to be executed by each of them.

          (h) Buyer shall have received a certificate of the Secretary or Assistant Secretary (or other authorized corporate officer) of Pacific USA and Stockholder certifying as true, accurate and complete, as of the date of the execution of this Agreement and again as of the Closing Date: (i) a copy of the resolutions of the respective Board of Directors authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party; (ii) a certified copy of the Articles of Incorporation issued by the Secretary of State of the respective entity; (iii) a copy of the Bylaws of the respective entity; and
     (iv) the incumbency of the officer or officers authorized to execute on behalf of such entity this Agreement and the other documents contemplated hereby to which it is a party;

          (i) Buyer shall have received a certificate of the Secretary or Assistant Secretary (or other authorized corporate officer) of the Company and each Subsidiary of the Company certifying as true, accurate and complete, as of the date of this Agreement and again as of the Closing
     Date: (i) a certified copy of the Articles of Incorporation (or other similar constituent document) of the Subsidiary issued by the Secretary of State of the state of such Subsidiary's incorporation or organization; and
     (ii) a copy of the Bylaws (or other similar constituent document) of such Subsidiary;

          (j) Buyer shall have received on or before the Closing Date the Services Agreement, duly executed, substantially in the form of Exhibit 6.17;

          (k) Buyer shall have received on or before the Closing Date an amendment to the Research Services Agreement dated November 1, 1997 between the Company and Pacific Research Group, Inc. extending the term of such agreement to December 31, 2001;

          (l) The stock  options  or  rights  granted  pursuant  to and the 1988
     Tandem  Stock  Option/Stock   Appreciation  Rights  Plan  shall  have  been
     terminated on or prior to the Closing Date.

     7.3  Conditions  to  Obligations  of  Stockholder   and  Pacific  USA.  The
          ----------------------------------------------------------------
obligation of Stockholder and Pacific USA to effect the Stock Purchase are also subject to the satisfaction or waiver by Stockholder and Pacific USA prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
     of Buyer set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date) as of the Closing Date as though made on and as of the Closing Date.

          (b) Performance of Obligations of Buyer. Buyer shall have performed in
              -----------------------------------
     all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Officer's Certificates.  Each of Pacific USA and Stockholder shall
              ----------------------
     have been furnished with certificates, executed by a duly authorized officer of Buyer, dated the Closing Date, certifying as to the fulfillment of conditions in Sections 7.3(a) and (b).

          (d)  Release  of  Guaranty.  Pacific  USA and  Stockholder  shall have
               ---------------------
     received reasonably satisfactory evidence of the release of the Guaranty as set forth in Section 6.14 or, if the release has not been obtained, an agreement or other document in form reasonably satisfactory to Stockholder and Pacific USA evidencing the indemnification obligations of Buyer and the Company, as set forth in Section 6.13.

          (e) Closing Documents. Each document required to be delivered pursuant
             -----------------
     to Section 2.3(b) must have been delivered.

          (f)  Opinion.  Pacific  USA and  Stockholder  shall have  received  an
               -------
     opinion dated the Closing Date of Vinson & Elkins, L.L.P., counsel to Buyer, substantially in the form of Exhibit 7.3(f).
                                         --------------

          (g) Pacific USA and Stockholder shall have received a certificate of the Secretary or Assistant Secretary (or other authorized corporate officer) of Buyer certifying as true, accurate and complete, as of the date of this Agreement and again as of the Closing Date: (i) a copy of resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party; and (ii) the incumbency of the officer or officers authorized to execute on behalf of Buyer this Agreement and the other documents contemplated hereby to which it is a party.


                               ARTICLE  VIII

                                TERMINATION

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the
         -----------------------------
Stock Purchase may be abandoned at any time prior to the Closing Date, by mutual written consent of Stockholder and Buyer.

     8.2  Termination  by Either Buyer or  Stockholder.  This  Agreement  may be
          --------------------------------------------
terminated and the Stock Purchase may be abandoned at any time prior to the Closing Date by either Buyer or Stockholder, by action of their respective Boards of Directors if any Order permanently restraining, enjoining or otherwise prohibiting the Stock Purchase shall be entered and such Order is or shall have become nonappealable, provided that (i) the party seeking to terminate this Agreement shall have complied with its obligations under Section 6.6 with respect to the removal or lifting of such Order and (ii) the noncompliance with this Agreement by the party seeking to terminate this Agreement shall not have been the proximate cause of the issuance of the Order.

     8.3  Termination by  Stockholder.  This Agreement may be terminated and the
          ---------------------------
Stock Purchase may be abandoned at any time prior to the Closing Date, by Stockholder if:

          (a) (i) the Stock Purchase shall not have been consummated on or before December 15, 1999 or (ii) any of the conditions set forth in Section
     7.1 or 7.3 shall have become incapable of fulfillment; provided, however, that the right to terminate this Agreement pursuant to this subsection (a) shall not be available to Stockholder if it has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Stock Purchase referenced in this subsection (a); or

          (b) there has been a material breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured prior to the earlier of (i) twenty
     (20) days after written notice of such breach is given by Stockholder to Buyer and (ii) the date referred to in subsection (a).

     8.4  Termination  by Buyer.  This Agreement may be terminated and the Stock
          ---------------------
Purchase may be abandoned at any time prior to the Closing Date by Buyer if:

          (a) (i) the Stock Purchase shall not have been consummated on or before December 15, 1999 or (ii) any of the conditions set forth in Section
     7.1 or Section 7.2 shall have become incapable of fulfillment; provided, however, that the right to terminate this Agreement pursuant to this subsection (a) shall not be available to Buyer if it has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this subsection (a); or

          (b) there has been a material breach by Stockholder or Pacific USA of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured prior to the earlier of (i) twenty (20) days after written notice of such breach is given by Buyer to such party and (ii) the date referred to in subsection
     (a).

     8.5 Effect of Termination.  Each party's right of termination under Article
         ---------------------
VIII is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 6.7 and the Confidentiality Agreement between the parties dated July
                      --------------------------
28, 1999 (the "Confidentiality Agreement") will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the
Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. In addition, if the Agreement is terminated, the Escrow Funds shall be returned to T.O. Greece.


                                ARTICLE  IX
                               MISCELLANEOUS

     9.1     Survival  of  Representations  and Warranties.  The representations
             ---------------------------------------------
and warranties made in this Agreement shall survive for six (6) months following the Closing Date. Notwithstanding the foregoing, (a) the representations and warranties related to Property Taxes shall survive for two (2) years following the Closing, (b) the representations and warranties set forth in Section 4.13 shall survive for three (3) years following the Closing Date, and (c) the representations and warranties set forth in Sections 3.1, 3.5, 4.9 (except for Property Taxes) and 4.10 shall survive for the applicable statute of limitations period.

     9.2     Entire  Agreement;  Assignment.
             ------------------------------

          (a) This Agreement (including the documents, schedules, exhibits and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, except for the Confidentiality Agreement.

          (b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each other party hereto; provided, however, that Buyer may assign all or a portion of its rights and obligations under this Agreement to T.O. Greece, Constantine Stengos or a company controlled directly or indirectly by Mr. Stengos without the consent of Stockholder or Pacific USA; provided that such assignee shall have (i) assumed all obligations of Buyer set forth in this Agreement, (ii) made the representations and warranties contained in Article V hereof, (iii) provided to Stockholder appropriate evidence of the representation set forth in Section 5.6, and
     (iv) provided a Buyer's Disclosure Schedule covering matters in Article V which is reasonably acceptable to Pacific USA and Stockholder.

     9.3     Validity.  The  invalidity  or unenforceability of any provision of
             --------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect. In lieu of such invalid or unenforceable provision there shall be automatically added as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may possible and be valid and enforceable provided that such new provision (x) reflects the intent of the parties hereto and (y) does not change the bargained for consideration or benefits to be received by each party hereto.

     9.4     Notices.  All  notices,  requests,  clause,  demands  and  other
             -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopier to the respective parties as follows:

     If  to  T.O.  Greece:

     Andreas  Stengos
     Technical  Olympic  S.A.
     20  Solomou  Street
     Ana  Kalamaki
     Athens,  Greece  17456
     Facsimile  Number:  011  301  9955586

     If  to  Buyer:

     Yiannis  Delikanakis
     Technical  Olympic  S.A.
     20  Solomou  Street
     Ana  Kalamaki
     Athens,  Greece  17456
     Facsimile  Number:  011  301  9955586
     with  a  copy  to

     Dr.  Padazis  O.  Karamanolis
     Karatzas  &  Perakis
     6,  Omirou  Street
     105  64  Athens,  Greece
     Facsimile  Number:  32  34  363

     and  with  a  copy  to

     J.  Brian  Sokolik
     Vinson  &  Elkins  L.L.P.
     2300  First  City  Tower
     1001  Fannin  Street
     Houston,  TX  77002-6760
     Facsimile  Number:  713-615-5618

     and  with  a  copy  to

     T.  Mark  Kelly
     Vinson  &  Elkins  L.L.P.
     2300  First  City  Tower
     1001  Fannin  Street
     Houston,  TX  77002-6760
     Facsimile  Number:  713-615-5531

     If  to  Stockholder  or  Pacific  USA:

     Pacific  USA  Holdings  Corp.
     2740  N.  Dallas  Parkway,  Suite  200
     Plano,  TX  75093
     Attention:  Bill  C.  Bradley
     Facsimile  Number:  972-543-1501
     with  a  copy  to:

     Cathryn  L.  Porter
     Chief  General  Counsel
     Pacific  USA  Holdings  Corp.
     3200  Southwest  Freeway
     Suite  1220
     Houston,  Texas  77027
     Facsimile  Number:  713-871-0155

     and  with  a  copy  to:

     Pacific  USA  Holdings  Corp.
     100  Park  Avenue,  28th  Floor
     New  York,  New  York  10017
     Attn:  Larry  Horner,  Chairman
     Facsimile  Number:  212-949-5141

     and  with  a  copy  to:

     Dallas  Parker
     Thompson  Knight  Brown  Parker  &  Leahy  L.L.P.
     1200  Smith,  Suite  3600
     Houston,  Texas  77002
     Facsimile  Number:  713-654-1871

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

     9.5     Governing Law.  This Agreement  shall  be  governed by andconstrued
             -------------
in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.6     Descriptive  Headings.  The  descriptive  headings  herein  are
             ---------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     9.7     Counterparts.  This  Agreement  may  be  executed  in  two  or more
             ------------
counterparts, including facsimile counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective delivery of a manually executed counterpart to this Agreement.

     9.8     Parties  In  Interest.  This Agreement  shall  be  binding upon and
             ---------------------
inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Sections 6.11 and 6.12 shall extend to and benefit such parties as expressly set forth in such sections.

     9.9     Specific  Performance.  The parties  hereto  agree that irreparable
             ---------------------
damage  would  occur  in  the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed, unless otherwise specifically indicated in this Agreement, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any United States or state court having competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, except for expenses.

     9.10    Amendments. No amendment, modification or waiver in respect of this
             ----------
Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

     9.11    Further Assurances.  The parties agree (a) to furnish upon  request
             ------------------
to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as any other party hereto may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.


[Signature  pages  follows]

[SIGNATURE  PAGE  -  STOCK  PURCHASE  AGREEMENT]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

"STOCKHOLDER"

Pacific  Realty  Group,  Inc.


By: /s/ MICHAEL K. McCRAW
   ------------------------------------------
Name: Michael K. McCraw
     ----------------------------------------
Title: President
      ---------------------------------------


"PACIFIC  USA"

Pacific  USA  Holdings  Corp.


By: /s/ BILL C. BRADLEY
   ------------------------------------------
Name: Bill C. Bradley
     ----------------------------------------
Title: Chief Executive Officer
      ---------------------------------------


"BUYER"

Technical  Olympic  USA,  Inc.


By: /s/ YANNIS DELIKANAKIS
   ------------------------------------------
Name: Yannis Delikanakis
     ----------------------------------------
Title: Vice President/Secretary
      ---------------------------------------

                   SIGNATURE  AND  GUARANTY  OF  T.O.  GREECE

     This  Stock  Purchase  Agreement  is  being  executed  by  and on behalf of
Technical  Olympic,  S.A.,  a Greek corporation ("T.O. Greece"), specifically to
                                                  -----------
induce Pacific USA and Stockholder to execute this Agreement. In this regard, T.O. Greece hereby guarantees to each of Pacific USA and Stockholder the performance of the covenants and agreements of Buyer contained in this Agreement subject to the terms and conditions of such Stock Purchase Agreement.


Technical  Olympic  S.A.


By: /s/ ANDREAS STENGOS
   ------------------------------------------
Name: Andreas Stengos
     ----------------------------------------
Title: General Manager
      ---------------------------------------

Dated:  November  24,  1999